As filed with the Securities and Exchange Commission on April 13, 1998
                                                      Registration No. 333-33019

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ROYAL ALOHA DEVELOPMENT COMPANY
              (Exact name of small business issuer in its charter)

          Nevada                    6552                     86-0858827
    (State or other          (Primary Standard            (I.R.S. Employer
    ---------------          -----------------            ----------------
    jurisdiction of        Industrial Classification      Identification No.)
    incorporation or            Code Number)
     organization)


                         ROYAL ALOHA DEVELOPMENT COMPANY
                        1505 Dillingham Blvd., Suite 212
                             Honolulu, Hawaii 96817
                                 (808) 848-0322
                                 (888) 847-8801
          (Address and telephone number of principal executive offices)

                            360 East Desert Inn Road
                             Las Vegas, Nevada 89109
                     (Address  of  principal   place  of  business  or  intended
                    principal place of business.)


                       JACK R. CORTEWAY, PRESIDENT AND CEO
                         ROYAL ALOHA DEVELOPMENT COMPANY
                         1505 Dillingham Blvd. Suite 212
                             Honolulu, Hawaii 96817
                                 (808) 847-8050
                                 (800) 367-5212
            (Name, address and telephone number of agent for service)


                          Copies of communications to:
                             HARRY E. McCOY II, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                        Ballard Spahr Andrews & Ingersoll
                        201 South Main Street, Suite 1200
                            Salt Lake City, UT 84111

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed
Each Class        Dollar        Maximum      Proposed
of Securities     Amount        Offering     Maximum               Amount of
to be             to be         Price Per    Aggregate             Registration
Registered        Registered    Note (1)     Offering Price        Fee(1)
----------        ----------    --------     --------------        ------------
13% Eight         $9,200,000      100%        $9,200,000           $2,714
Year Deferred
Interest
Subordinated
Notes

(1) The Company already paid $2,576 with the orginal filing, based on the proposed offering amount of $8,500,000. In light of the increase to $9,200,000, the Company has wire transferred the remaining $138.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 13, 1998


PROSPECTUS


                                   $9,200,000
                         ROYAL ALOHA DEVELOPMENT COMPANY

               13% Eight Year Deferred Interest Subordinated Notes

     Royal Aloha Development Company, a Nevada corporation (the "Company"), is hereby offering (the "Offering") for sale its 13% Eight Year Deferred Interest Subordinated Notes (the "Notes") up to an aggregate of $9,200,000 in a minimum principal amount of $1,000. The proceeds from the Notes will be used to fund in part the construction and development of a time-share resort in Las Vegas, Nevada (the "Resort") located on property formerly owned by Royal Aloha Vacation Club, a Hawaii not-for-profit corporation ("RAVC") and the parent of the Company. The initial Offering period will remain open for 90 days, which period may be extended by the Board of Directors for up to two additional successive 90-day periods.

     Interest on the Notes will accrue from the Issuance Date, as defined herein, and will be compounded semi-annually. After repayment of the borrowings under a Construction Loan Agreement (together with any take-out loan, the "Construction Loan") which the Company will obtain from a construction lender (the "Construction Lender"), interest which accrues during each semi-annual period at the rate of 13% per annum will be paid semi-annually. The Company estimates, assuming the complete offering is sold, construction begins as planned and up to 3,880 vacation ownership interests ("VOIs") in the Resort are sold within the first three years after the commencement of construction, that it will begin paying interest accrued on the Notes within three years after the commencement of construction. There can be no assurance that interest payments will commence at that time and the Company may make no interest payments prior to maturity.

     The Notes may be redeemed, at the option of the Company, in whole or in part, at any time on or after the third anniversary of the Issuance Date at 103% of their principal amount, plus accrued interest, and declining to 100% of such principal amount, plus accrued interest, on the sixth anniversary of the Issuance Date and thereafter. Mandatory annual sinking fund payments of 25% of the original amount of Notes issued commencing on the sixth anniversary of the issuance of the Notes are calculated to retire 50% of the issue prior to maturity.

     The Notes are unsecured and subordinated to all existing and future Senior Indebtedness of the Company, including the Construction Loan. See "Description of Securities."


                        THESE ARE SPECULATIVE SECURITIES.

AN INVESTMENT IN THESE SECURITIES MAY RESULT IN A LOSS OF THE ENTIRE INVESTMENT.


SEE "RISK FACTORS" COMMENCING ON PAGE OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              --------------------

================================================================================
                       Price to                                 Proceeds to
                       Public(1)        Commission              Company (3)
--------------------------------------------------------------------------------
Per Note............     100%               (2)                    100%
--------------------------------------------------------------------------------
Total Offering        $ 9,200,000           (2)                 $ 9,200,000
Amount(4)
================================================================================

(1) The Notes will be sold on a "best efforts" basis. See "Plan of Distribution."

(2) The Notes will be sold directly by the Company through officers and employees of the Company or its parent who will receive no commission or other remuneration therefor, except that the Company will use brokers, dealers, placement agents, or finders in Arizona and Texas. The Company may also offer the Notes through brokers and dealers in other states. The Company will pay a commission to any broker or dealer of up to six percent (6%) of the principal amount of the Notes sold.

(3) Before deducting expenses of the Offering payable by the Company estimated at $380,000.

(4) All proceeds received under this Offering will be mailed within three business days following receipt to U.S. Bank Trust National Association, (formerly First Trust of California N.A.), until $9,200,000 has been deposited therein. In the event that less than $9,200,000 in gross proceeds is deposited within 90 days from the date hereof, or such later date as shall be determined by the Board of Directors, or if the Construction Loan as hereinafter defined is not obtained within 120 days after the end of the Offering period, all proceeds received will be returned to the investor, with interest accrued at a rate established by the escrow agent. Investors will have no right to withdraw funds deposited in the escrow account.
                           ---------------------------

               The date of this Prospectus is ____________, 1998.
                           ---------------------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (which term shall include all amendments, exhibits, and schedules thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete. With respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, and the reports, proxy statements, and other information filed by the Company with the Commission may be inspected without charge at the public reference facilities maintained by the Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in Chicago, Illinois, and New York, New York, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Commission's Web site address is http://www.sec.gov. The Company has electronically filed the Registration Statement, including exhibits and schedules filed therewith, with the Commission, and such information is available at the Commission's Web site.

     As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. The Company's obligation to file periodic reports with the Commission will be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company other than the fiscal year in which the Registration Statement becomes effective. Accordingly, if there are fewer than 300 holders of the Notes as of the beginning of any such fiscal year, the Company may cease to file reports with the Commission in respect of such fiscal year. However, the Company would nevertheless be required to continue to file reports with the Commission if the Notes are listed on a national securities exchange. There is no current intent to seek a listing of the Notes on an exchange.

                         ARIZONA INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF ARIZONA AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION THAT SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION THAT SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 20% OF THE NET WORTH OF SUCH PERSON; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF THE NET WORTH OF SUCH PERSON.

     IF YOU ARE A RESIDENT OF THE STATE OF ARIZONA AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $100,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION THAT SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION THAT SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 15% OF THE NET WORTH OF SUCH PERSON; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $350,000 EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 7.5% OF THE NET WORTH OF SUCH PERSON.

                       CALIFORNIA INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF CALIFORNIA, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1993; OR

     (ii) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INVESTMENT COMPANIES, PENSION AND PROFIT-SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY

AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING; OR


     (iii) ANY PERSONS (OTHER THAN A PERSON FORMED FOR THE SOLE PURPOSE OF PURCHASING THE NOTES BEING OFFERED HEREBY) WHO PURCHASES AT LEAST A $1,000,000 AGGREGATE AMOUNT OF THE NOTES OFFERED HEREBY; OR

     (iv) ANY PERSON WHO (A) HAS AN INCOME OF $50,000 AND A NET WORTH OF $75,000, OR (B) HAS A NET WORTH OF $150,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES).


                      MASSACHUSETTS INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF MASSACHUSETTS AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR, WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S ANNUAL GROSS INCOME; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION OF SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH.

     IF YOU ARE A RESIDENT OF THE STATE OF MASSACHUSETTS AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933 TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING.

                         OREGON INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF OREGON AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION OF SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH.

     IF YOU ARE A RESIDENT OF THE STATE OF OREGON AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933 TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING.

                      PENNSYLVANIA INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF PENNSYLVANIA AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR, WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S ANNUAL GROSS INCOME; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION OF SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH.

     IF YOU ARE A RESIDENT OF THE STATE OF PENNSYLVANIA AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933 TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING.

                          TEXAS INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF TEXAS AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION OF SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH.

     IF YOU ARE A RESIDENT OF THE STATE OF TEXAS AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933 TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING.

                       WASHINGTON INVESTOR QUALIFICATIONS

     IF YOU ARE A RESIDENT OF THE STATE OF WASHINGTON AND A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST MEET CERTAIN REQUIREMENTS TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING. SPECIFICALLY, YOU MUST COME WITHIN ONE OF THE FOLLOWING CATEGORIES:

     (i) ANY PERSON WHO HAS $75,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION SUCH PERSON WILL HAVE SUCH INCOME IN THE CURRENT YEAR; OR

     (ii) ANY PERSON WHO HAS $50,000 IN GROSS INCOME DURING THE PRIOR YEAR AND A REASONABLE EXPECTATION OF SUCH INCOME IN THE CURRENT YEAR, AND A NET WORTH OF $150,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH; OR

     (iii) ANY PERSON WHO HAS A NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), WITH THE INVESTMENT NOT EXCEEDING 10% OF SUCH PERSON'S NET WORTH.

     IF YOU ARE A RESIDENT OF THE STATE OF WASHINGTON AND NOT A MEMBER OF ROYAL ALOHA VACATION CLUB, YOU MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933 TO BE ELIGIBLE TO PURCHASE THE NOTES OFFERED IN THIS OFFERING.

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this prospectus. See "Risk Factors" for a discussion of certain factors to be considered in evaluating the Company and its business.

The Company


     The Company was incorporated on February 27, 1997, by Royal Aloha Vacation Club ("RAVC"), a Hawaii not-for-profit corporation, to develop timeshare resorts. The Company will develop and construct a resort in Las Vegas, Nevada (the "Resort"), located on property formerly owned by RAVC. The Resort will consist of 119 units built upon .86 acres of land (the "Property") located approximately one-quarter mile from Las Vegas Boulevard, also known as the "Strip." The Company is seeking to acquire a contiguous parcel of land upon which the Company could build an additional 40 units; however, there can be no assurance such parcel can be purchased. Until the Notes are repaid, the Company will restrict its activities to the development, construction, operation and sale of the Resort and any additions thereto.

The Las Vegas Resort

     The Property is currently improved with a timeshare project consisting of 20 units. The current project is below the standard the Company believes is necessary for a timeshare resort in Las Vegas. This project will be razed and replaced with upgraded facilities. RAVC contributed the Property and cash to the Company in exchange for 100% of the outstanding capital stock of the Company.


     The Resort will consist of 119 units, and will include such amenities as a lobby, an owner's lounge, a fitness room, a swimming pool, a sun area, various meeting rooms, a "kids room," offices, a delicatessen/convenience store and covered and open parking. The residential floors will include one and two bedroom units on three different floor plans in addition to units designed to accommodate the physically challenged.

     The Company will oversee construction of the Resort and sale of the VOIs in the Resort through a third party marketing company. RAVC will provide total resort management through a management agreement between RAVC and the association of owners of VOIs in the Resort. See "Business--The Las Vegas Resort" and "Certain Relationships and Related Transactions--Resort Management."

RAVC

     RAVC was founded in 1977 in Hawaii as a timesharing organization with one property in Waikiki. RAVC now owns, directly or through subsidiaries, and manages seven additional properties in Kona and Maui, Hawaii; Las Vegas and Lake Tahoe, Nevada; Chandler, Arizona; Acapulco, Mexico; and Marbella, Spain. Currently, RAVC has approximately 8,500 members residing in all 50 states as well as approximately 23 foreign countries.

The Offering

Securities Offered:



Offering Amount................. $9,200,000 principal amount of  13% Eight  Year
                                 Deferred Interest Subordinated Notes.


Interest Payment Dates.......... Interest  will accrue from  the  Issuance  Date and will compound semi-annually (on the sixth month and annual anniversary of the Issuance
                                 Date). On each semi-annual interest payment date that occurs after the repayment of the Construction Loan, interest which has accrued during the semi-annual period will be paid.

                                 Interest that has accrued from the Issuance Date until six months prior to the initial interest payment date (the "Development Period Interest") will be paid as the Company's cash flow allows, but in any event no later than the maturity date of the Notes.


                                 The Company estimates, assuming construction begins as planned and up to 3,880 VOIs in the Resort are sold within the first three years after the commencement of construction, that currently accruing interest will begin to be paid on the Notes within three years after the commencement of construction. There can be no assurance that interest payments will commence at that time.

Optional Redemption............. The Notes will  be redeemable at  the option of the Company, at any time on or after the third anniversary after the Issuance Date, at 103% of their principal amount and declining to 100% of such principal amount, plus accrued interest, on the sixth anniversary after the Issuance Date and thereafter.

Mandatory Redemption............ Annual  payments   of  25%  of   the  aggregate
                                 principal amount of the Notes originally issued, commencing on the sixth anniversary of the Issuance Date, are calculated to retire 50% of the issue prior to maturity.

Subordination................... The Notes will be  subordinated to all existing and future Senior Indebtedness (as defined herein) of the Company, including the Construction Loan (which is estimated to be approximately $17 million). The Notes will not restrict the incurrence of any Senior Indebtedness or other indebtedness ranking pari passu (equally) with or subordinate to the Notes. The Notes are unsecured obligations of the Company and are not guaranteed by RAVC.

Certain Restrictions............ The Company is restricted from incurring Senior
                                 Indebtedness (other than the Construction Loan and Senior Indebtedness not to exceed 20% of the principal amount of Notes issued under the Indenture) and from paying cash dividends or purchasing, redeeming or retiring for value any of its common stock while the Notes are outstanding.


Use of Proceeds................. The net proceeds  from  the sale of  the  Notes will be used to partially fund the construction and development of the Resort.

Use of Brokers and Dealers...... The  Offering  may  be  made  directly  by  the
                                 Company or through one or more brokers and dealers. The Company has agreed to pay a commission to any broker or dealer of up to six percent (6%) of the principal amount of the Notes sold.

                                  RISK FACTORS

         In addition to the other information contained in this prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Notes offered hereby. The Company cautions the reader that this list of risk factors may not be exhaustive.


Subordination; Unsecured Nature of Notes


         The Notes are subordinate to the Construction Loan and all other future indebtedness incurred by the Company designated as senior debt ("Senior Indebtedness"). No payments can be made on the Notes until the Construction Loan has been paid. Payment also cannot be made if any other Senior Indebtedness is in default, or if payment is restricted by the terms of the Senior Indebtedness. No sinking fund is provided for the Notes and the Notes are not guaranteed by RAVC. There can be no assurance that the Company will generate sufficient revenue to pay the Construction Loan, other future Senior Indebtedness, and the Notes. If sufficient funds are not available, the Construction Loan and other Senior Indebtedness will be repaid first. Remaining funds, if any, will be used to repay the Notes on a pro rata basis. Noteholders cannot look to RAVC for repayment of their Notes.

         In addition, the Construction Loan will be secured by the Resort and Property and other collateral. The Company intends to pledge receivables from the sale of vacation ownership interests (together with the Resort and Property, the "Collateral") as security for additional Senior Indebtedness from the Construction Lender or another lender. Future indebtedness may also be secured, whether or not it is senior to the Notes. Therefore, if the Company fails to repay the Construction Loan or other indebtedness and the Notes, the Construction Lender and other creditors would be able to benefit from the sale of the Collateral and be paid in full before the holders of the Notes.

Indenture Covenants


         The Notes are governed by the terms of the Indenture. See "Description of Securities." The Indenture sets forth, among other things, the conditions under which the Notes may be accelerated upon a default by the Company and the rights of the Trustee to enforce the Notes against the Company. While the Indenture imposes certain restrictions on the Company's ability to take actions which may be detrimental to its ability to make payments on the Notes, the terms of the Notes and the Indenture were established by the Company without arms length negotiation. Due to the terms of the Indenture and the subordinated nature of the Notes, the holders of the Notes will have fewer legal safeguards against defaults than would typically be available to holders of long term debt securities.

Risks of Obtaining Construction Loan and Customer Financing

         The Construction Loan has not yet been obtained by the Company. However, the Company has received letters from several Construction Lenders regarding their interest, subject to certain conditions, including the completion of this Offering, to enter into a Construction Loan. There can be no assurance that all conditions will be met and the Construction Loan will be provided by the prospective Construction Lenders or from other lenders. There can be no assurance that the interest rate on the Construction Loan or other terms and conditions will be satisfactory to the Company. The proceeds from the Offering will be placed in escrow pending the closing of the Construction Loan. If the Construction Loan is not obtained with the Construction Lender or other lender and on terms acceptable to the Company, all funds will be returned to the purchasers and the Notes will not be issued.

         With respect to sales of VOIs at the Resort, the Company will offer financing to the buyers who make a down payment generally of at least 10% of the purchase price. This financing will be evidenced by a note that generally will bear interest at fixed rates and will be collateralized by a first deed of trust on the underlying VOI. The Company intends to enter into an agreement with a lender (who may be the Construction Lender) for the financing of these customer receivables. The Company expects this agreement to provide an aggregate of up to approximately $65 million of available financing to the Company (based on the construction of 119 units) bearing interest at variable rates tied to either the prime rate or the London Interbank Offer Rate ("LIBOR"). Under these arrangements, the Company will pledge the promissory notes and deeds of trust as security to the lender, who typically will lend the Company 75% to 90% of the principal amount of such notes. Payments under these promissory notes will be made by the purchaser borrowers directly to a payment processing center and such payments will be credited against the Company's outstanding balance with the lender. Although RAVC has such financing arrangements, the Company presently does not have a binding agreement for this financing, and there can be no assurance that arrangements can be made on terms that are satisfactory to the Company. However, if the Company obtains the Construction Loan, it expects to be able to obtain receivables financing arrangements. Sales of VOIs will be substantially limited if the Company is unable to provide financing to buyers of VOIs.


No Firm Underwriting

          No one has guaranteed the purchase or sale of any of the Notes offered hereby. There is no assurance that all or any of the Notes will be sold or that any proceeds will be available to accomplish the Company's proposed activities. Thus, the Company cannot obtain the Construction Loan or begin construction of the Resort prior to completion of this Offering. See "Plan of Distribution."

No Independent Underwriting

          Underwriters of public offerings generally conduct a due diligence review of the terms of the offering and the disclosure given to the investors. Initially, the Offering will be made by officers of the Company, except for the limited use of brokers and dealers in Arizona and Texas. However, because there is no managing underwriter, there will be no such independent review of this Offering. Potential investors should therefore recognize that it is their duty to make their own determination of the fairness and suitability of the Offering, including the consideration to be paid for the Notes.

Lack of Liquidity; Absence of Market Maker

         There is no existing trading market for the Notes and there can be no assurance regarding the future development of a market for the Notes, or the ability of holders of the Notes to sell their Notes or the price at which such holders may be able to sell their Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the successful completion of the Resort, the rate and amount of VOIs sold and the market for similar securities. The Company does not intend to apply for listing or quotation of the Notes on any securities exchange or stock market and there is no market maker for the Notes. The liquidity of the Notes will also be affected by several factors, including the fact that the Noteholders will not receive interest on their Notes for several years, and the Notes are unsecured.

Risks of Development and Construction Activities

         The Company's success depends upon the development and construction of the Resort. There can be no assurance that the Company will complete development and construction of the Resort. The Company will restrict its activities to the development of the Resort and any additions thereto until repayment of Notes. Risks associated with the Company's development and construction activities may include the risks that construction costs of the Resort may exceed original estimates, possibly making the Resort uneconomical or unprofitable; sales of VOIs at the Resort may not be sufficient to make the Resort profitable; financing may not be available on favorable terms for development of, or the continued sales of VOIs at, the Property; and construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. In addition, third party contractors will perform the Company's construction activities, the timing, quality, and completion of which cannot be controlled by the Company. Even though construction work is done by third party contractors, construction claims may be asserted against the Company for construction defects, and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Management is only available on a part-time, as-needed basis. Management will retain architects, construction supervisors and other professionals to provide substantial services in connection with the construction of the Resort. The Company will be dependent on these third parties to complete the Resort at the agreed upon cost. The cost of constructing the Resort depends on many factors, including cost of material and labor, performance of subcontractors, labor relations and weather, all of which are beyond control of the Company. Substantial cost overruns could delay or impair construction of the Resort.
Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, and the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations.

Limited Operating History

         The Company was recently formed by RAVC in order to develop the Resort and to conduct the Offering. RAVC will not guarantee or have any responsibility for payment on the Notes. Although RAVC and management of the Company have experience managing and operating timeshare resorts, the Company and its management have no operating history as developers of resorts. There can be no assurance that the Company will be able to complete the Resort.


         RAVC, the Company's parent, was improperly managed by its original developer and by a former director of RAVC. RAVC submitted itself to a "solvent corporation receivership" in 1989. It has been reorganized since that time and returned to a solvent position. In 1990, the board of directors was restructured to include members of RAVC and outside professionals, and a new president and chief executive officer was appointed. See "Business of the Company--RAVC Operations." There can be no assurance that RAVC may not have financial difficulties sometime in the future. Such difficulties may have a negative impact on the Company.

Lack of Appraisals; No Assurance as to Value

         Although management has discussed valuations with various industry consultants, no independent valuations or appraisals were obtained in connection with the anticipated pricing of the VOIs in the Resort. Accordingly, there can be no assurance that the Company will be able to generate sufficient revenue from the sale of VOIs to repay the Notes.

General Economic Conditions


         Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have a material adverse effect on the Company's ability to sell the VOIs and repay the Notes. Any such economic conditions, including recession, may also adversely affect the future availability of attractive financing rates for the Company or its customers and may materially adversely affect the Company's ability to sell the VOIs and repay the Notes. Additionally, the projected purchase price for the Company's VOIs will be slightly higher than the current average price of a VOI in the Las Vegas, Nevada, area. Furthermore, adverse changes in general economic conditions may adversely affect the collectibility of the Company's loans to VOI buyers, described above under "--Risks of Obtaining Construction Loan and Customer Financing."

Limitation of Activities to Timeshare Industry


         As a result of certain activities by some participants in the timeshare industry, including marketing problems, the timeshare industry has in the past experienced negative public perceptions. In the past, the timeshare industry was not as closely regulated as it is today, and various marketing activities were employed by some in the industry, such as using high-pressure sales tactics and overselling VOIs. States have since instituted extensive regulations of the timeshare industry to prevent such abuses. Although the image of the timeshare industry may have improved, some reputation problems continue. Because the Company's operations are conducted solely within the timeshare industry, any adverse changes affecting the timeshare industry such as an oversupply of timeshare units, a reduction in demand for timeshare units, changes in travel and vacation patterns, changes in governmental regulations of the timeshare industry, and increases in construction costs or taxes, as well as negative publicity for the timeshare industry, could have a material adverse effect on the Company's ability to sell the VOIs and repay the Notes.


Risks of Hedging Activities

         To manage risks associated with the Company's borrowings bearing interest at variable rates, the Company may from time to time purchase interest rate caps, interest rate swaps, or similar instruments. The nature and quantity of the hedging transactions for the variable rate debt will be determined by the management of the Company based on various factors, including market conditions, and there have been no limitations placed on management's use of certain instruments in such hedging transactions. The Company will place no more than 5% of its assets into hedge funds. No assurance can be given that any such hedging transactions will offset the risks of changes in interest rates, or that the costs associated with hedging activities will not increase the Company's operating costs.

Risks Associated With Customer Default

         The Company bears the risk of defaults by buyers who financed the purchase of their VOIs. If a buyer of a VOI defaults on the loan made by the Company, the Company generally must either pay in cash the net value of the promissory note and deed of trust or replace it with a performing note and deed of trust. To offset Company losses in connection with such defaulting loans, the Company will take back any such VOI and attempt to resell it. However, the associated marketing costs may not have been recovered by the Company and must be incurred again after their VOI has been returned to the Company's inventory for resale. Commissions paid in connection with the sale of VOIs may be recoverable from the Company's sales personnel and from independent contractors upon default in accordance with contractual arrangements with the Company, depending upon the amount of time that has elapsed between the sale and the default (not to exceed one year) and the number of payments made prior to such default. Private mortgage insurance or its equivalent is generally not available to cover VOIs, and the Company has never purchased such insurance. In addition, although the Company will have recourse against VOI buyers for the purchase price paid, the practice of the industry is not to proceed against defaulting purchasers but rather to take back the VOI. Consequently, no assurance can be given that the VOI purchase price or any commissions will be fully or partially recovered in the event of buyer defaults under such financing arrangements. See "Business--Customer Financing."

Competition


         Las Vegas has a timeshare history dating back to the mid 1970s. Of the 12 existing timeshare resorts in Las Vegas (including the current RAVC property), five are still actively selling VOIs and one is inactive. The remaining six are sold out or no longer selling VOIs. Four of the five active projects, Hilton Grand Vacations Club at the Flamingo, Polo Towers, Jockey Club (each of which is located on the Strip), and the Grand Flamingo Club are the primary competitors of the Resort. Hilton Grand Vacations Company ("Hilton"), which developed the Hilton Grand Vacations Club at the Flamingo, has plans to build and develop a second timeshare project to be located on the existing Las Vegas Hilton property. The Company believes that although none of these resorts has units superior to those planned for the Resort, Hilton, Polo Towers, Jockey Club, and Grand Flamingo Club, which is owned by Mego Financial Corp. (aka Ramada Vacation Suites) ("Ramada"), have experienced marketing and management teams and may have other competitive advantages. Mirage and Circus-Circus have tentative plans to build timeshare projects that would be in direct competition with the Company.

         Additionally, Consolidated Resorts, Inc., has plans to build an 86-unit resort which the Company believes will not be directly competitive with the resort, and Silverleaf Resorts, Inc., has purchased property in Las Vegas but any timeshare-related project is still in the planning phases. Marriott International Inc., which owns Marriott Vacation Club International ("Marriott"), announced in 1997 that it will be managing a 1,500 room Marriott Marquis Hotel and a 500 room Ritz Carlton Hotel to be built in Las Vegas. Marriott projects in Las Vegas may include a timeshare component. The Marriott Marquis Hotel is projected to be complet ed by the fall of 1998 and work on the Ritz Carlton is planned to commence by the year 2000. A 500-room project by Hyatt Hotel, which owns Hyatt Vacation Ownerships, Inc. ("Hyatt"), at Lake Las Vegas is also in the planning stage and could contain a timeshare component. Other timeshare resorts are also in the planning stage in Las Vegas, and if any of these are developed, they would compete with the Resort. Moreover, if any of the existing Las Vegas resorts currently not selling VOIs expands to develop a timeshare component, such developments would compete with the Resort.


         Major companies that now operate or are developing or planning to develop VOI resorts in the United States such as Disney Vacation Development, Inc. ("Disney"), Four Seasons Hotels & Resorts ("Four Seasons"), Inter-Continental Hotels and Resorts ("Inter-Continental"), Westin Hotels & Resorts ("Westin"), and Promus Hotel Corporation (aka Embassy Suites) ("Promus") have not yet entered the Las Vegas market but may do so in the future. These entities possess significantly greater financial, marketing, personnel, and other resources than those of the Company and may be able to grow at a more rapid rate or more profitability as a result. Moreover, Las Vegas, Nevada has many hotel resort destinations with a large number of low cost rooms. These hotel resorts, although not timeshares, will compete with the Resort. See "Business--Competition."


         Recent studies indicate that the Company's projections call for annual sales of approximately 20% of the current market sales volume for VOIs in Las Vegas. There can be no assurance that the Company will be able to capture such a substantial portion of the Las Vegas market.

VOI Exchange Networks

         The attractiveness of interval ownership is enhanced significantly by the availability of exchange networks allowing owners to exchange in a particular year the occupancy rights in their VOIs for an occupancy right in another participating network resort. Several companies, including Interval International, Inc. ("Interval"), provide broad-based VOI exchange networks, and the Company plans to qualify the Resort for participation in the Interval network. Although the Company has received preliminary approval from Interval stating that based on a review of the plans for the proposed Resort, the Resort would qualify for participation in Interval with a five star rating, no assurance can be given that the Company will be able to qualify the Resort for participation in the Interval network or any other exchange network or that it will be able to obtain such rating. Moreover, if such exchange networks cease to function effectively, or if the Resort is not accepted as an exchange for other desirable resorts, sales of VOIs in the Resort could be materially adversely affected.


         The parent companies of the two major exchanges, Resort Condominiums International, Inc. ("RCI") and Interval, merged in 1997. In response to concerns raised by the Federal Trade Commission (the "FTC") regarding the impact of the merger on the timeshare industry, and in relation to a consent decree entered into between the FTC and the merging parties, Interval was purchased by Willis Stein & Partners, L.C. ("Willis Stein"), a Chicago-based investment partnership. Although Interval's management group remained the same through the acquisition by Willis Stein, and Interval continues to offer exchange network services to its approximately 1,600 resorts and 858,500 members, there can be no assurance that either Interval or RCI will continue to remain competitive in the VOI exchange market. If only one major exchange network were to exist and the Resort did not qualify for membership, the ability of the Company to sell the VOIs in the Resort would be significantly affected.

         In addition, RAVC intends to allow purchasers of VOIs in the Resort, for a minimal fee, the opportunity to exchange their occupancy rights in a given year for an occupancy right in another RAVC Resort. Such rights may be discontinued by RAVC at any time. See "Business--Participation in VOI Exchange Networks."

Dependence on Key Personnel

         The Company has no full-time personnel. The Company's success depends to a large extent upon the experience and abilities of the key management. RAVC pays the salary of the Company's management, who are also paid officers of RAVC. Accordingly, the Company's management spends a significant portion of its time working for RAVC. Conflicts of interest may arise between RAVC and the Company. In the event of a conflict of interest, management may have an obligation to resign from the Company. The loss of the services of any one of these individuals could have a material adverse effect on the Company, its operations and its business prospects.

Regulation of Marketing and Sales of VOIs; Other Laws

         The Company's marketing and sales of VOIs and other operations are subject to extensive regulation by the federal government, the State of Nevada, and the states in which VOIs are marketed and sold, which are expected to be Arizona, California, Hawaii, Nevada and Utah. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts of competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate Land Sales Full Disclosure Act, the Real Estate Standards Practices Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Housing Act, and the Civil Rights Acts of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownership programs. The laws of most states require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of VOIs. Certain states, including California, have extensive regulatory requirements which may delay the sale of VOIs in such states. Sales in California will be unable to commence until construction is completed. In other states, application may be made to sell VOIs once construction has commenced. The Company is required to deliver an offering statement or public report to all prospective purchasers of a VOI, together with certain additional information concerning the terms of the purchase. Laws in each state where the Company plans to sell VOIs generally grant the purchaser of a VOI the right to cancel a contract of purchase at any time within a period ranging from three to fifteen calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws that regulate the Company's activities, such as real estate licensure, sellers of travel licensure, anti-fraud laws, telemarketing laws, price, gift and sweepstakes laws, and labor laws. The Company believes that it is in material compliance with all federal, state, local, and foreign laws and regulations to which it is currently subject. However, no assurance can be given that the cost of qualifying under VOI ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant or that the Company is in fact in compliance with all applicable federal, state, local, and foreign laws and regulations. In addition, the Company may experience delays in registration. Any failure to comply with applicable laws or regulations or delays in registration could have a material adverse effect on the Company and its ability to sell VOIs in sufficient quantifies to enable it to repay the Notes. See "Business--Governmental Regulation."

Year 2000 Computer Problem


         The Company will enter into a management agreement with RAVC that includes reservation, accounting, member records and other functions that are computerized. The use of certain computer programs and automated equipment that rely on two-digit date programs may cause such systems or equipment to malfunction in the Year 2000. Although RAVC modified its custom computer programs in 1996 to address this problem, the Year 2000 problem is pervasive and complex and there can be no assurance that the 1996 modifications correct every instance of the potential problem. In addition, there can be no assurance that the systems or equipment of other companies upon which RAVC's systems rely also will be converted correctly and in a timely manner. The failure of RAVC's and other companies' systems or equipment to address the problem correctly and in a timely manner would have an adverse effect on the Company's operations and its ability to repay the Notes. Additionally, if Year 2000 problems are experienced in the hospitality or travel industries generally, the cumulative effect of such problems could have a material adverse effect on the Company's operations and its ablility to repay the Notes. See "Certain Relationships and Related Transactions--Year 2000 Computer Problem."



Possible Environmental Liabilities

         Under various federal, state, and local laws, ordinances, and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damages. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease a property or to borrow using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

         An environmental report commissioned by the Company has disclosed the existence of some asbestos in the current structure on the Resort property which will require proper removal during demolition. The Company is not aware of any other environmental liability that would have a material adverse effect on the Company's business, assets, or results of operations. No assurance, however, can be given that current reports reveal all environmental liabilities or that a prior owner has not created any material environmental condition not known to the Company.

         The Company believes that it is in compliance in all material respects with all federal, state, and local ordinances and regulations regarding hazardous or toxic substances and, except as described above, the Company has not been notified by any governmental authority or third party of any non-compliance, liability, or other claim in connection with the Resort.

Limited Resale Market for VOIs

         The Company will sell the VOIs to buyers for leisure and not investment purposes. The market for resale of VOIs by the buyers is presently limited, and any resales of VOIs are typically at prices substantially less than the original purchase price. These factors may make ownership of VOIs less attractive to prospective buyers, and attempts by buyers to resell their VOIs will compete with sales of VOIs by the Company. In addition, the market price of VOIs sold by the Company at the Resort or by its competitors in Las Vegas could be depressed by a substantial number of VOIs offered for resale.

Forward-looking Statements


         Statements  regarding the Company's  expectations  as to demand for the
VOIs in the Resort, its ability to pay its obligations under the Notes, and certain other information presented in this Registration Statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are subject to a number of uncertainties. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of this Registration Statement. "See Plan of Operation--Forward-looking Statements."

                                 USE OF PROCEEDS


         The Notes will be sold on a "best efforts" basis. See "Plan of Distribution." Unless the total $9,200,000 principal amount of Notes are sold within 90 days of the date hereof, or such later date as shall be determined by the Board of Directors, and the Construction Loan is obtained within 120 days after the end of the Offering period, all proceeds received will be returned to the purchaser, with interest accrued at a rate established by the escrow agent, and no Notes will be sold.

         The table below sets forth the estimated application of the proceeds from the sale of the Notes to construct the Resort. Pending use of such funds, such proceeds will be invested in short-term, investment-grade securities or money market accounts.



Sources of Funds
Capital Contribution by RAVC                             $    250,000
Gross Proceeds from Note Offering                           9,200,000
    Less Cost of Offering                                    (380,000)
Construction Loan                                          17,000,000
  Total Proceeds                                         $ 26,070,000

Uses of Funds
Design & Professional Fees                               $  1,160,000
Building Construction Cost                                 17,700,000
Furniture, Fixtures & Equipment Package                     2,560,000
Site Work                                                   1,800,000
Member Lounge & Public FF&E(1)                                980,000
Pre-sale Legal & Accounting                                   380,000
Construction Loan Points                                      260,000
Project Acquisition Cost                                      600,000
Marketing Setup/Miscellaneous                                 630,000
                                                         ------------
  Total Uses                                             $ 26,070,000
                                                         ============

-----------------------------
(1)  Furnishings, Fixtures, and Equipment.


         See "Business of the Company--The Las Vegas Resort" for a description of the proposed Resort improvements.

                             SELECTED FINANCIAL DATA


         The following selected financial data of the Company should be read in conjunction with the financial statements and related notes thereto. The selected financial data set forth below as of November 30, 1997, and February 28, 1998, and from inception of the Company, February 27, 1997, to November 30, 1997, and for the three months ended February 28, 1998 have been derived from financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. Operations of the Company reflect ownership and operations of its assets only for the period from June 24, 1997, and in management's opinion are not representative of future operations.


                                     From Inception,
                               February 27, 1997, to      Fiscal Quarter Ended
Statement of Operations Data       November 30, 1997         February 28, 1998
----------------------------       -----------------         -----------------
Rental income                              $  56,392                 $  35,300
Expenses                                     136,272                    53,328
Net (loss)                                   (79,880)                  (18,802)

Balance Sheet Data:                November 30, 1997         February 28, 1998
------------------                 -----------------         -----------------
Cash                                       $  28,500                  $ 35,613
Property and equipment                       797,971                   790,179
Total assets                               1,097,692                 1,108,548
Total liabilities                             84,087                    57,981
Total shareholder's equity                 1,013,605                 1,050,567


                                PLAN OF OPERATION

         The Company was established on February 27, 1997, as a wholly owned subsidiary of RAVC for the purpose of developing timeshare resorts. The Company will develop and construct the Resort on the Las Vegas Property and market VOIs in the Resort. Until the Notes are repaid, the Company will restrict its activities to the Resort and any additions thereto. The Company will sell new VOIs in the Resort that will not be memberships in RAVC. See "Business--The Las Vegas Resort."


         RAVC has transferred the Property and the current 20-unit timeshare project and $250,000 to the Company as of February 28, 1998. Transactions between RAVC and the Company are determined using the cost incurred by RAVC. The values assigned to the assets transferred to the Company were the historical cost of RAVC, less accumulated depreciation in the case of depreciable property. See "Selected Financial Data." As of February 28, 1998, the book value of the Property and the 20-unit timeshare project is $683,794. The most recent appraisal, dated May 14, 1997 (a copy of the report relating thereto is filed as an exhibit to the Registration Statement of which this Prospectus is part), values the land at $2,800,000. Copies of the appraisal can be obtained from the Company without charge, upon request, by each person to whom a copy of this Prospectus has been delivered. No income statement with respect to the Property for the two years ended February 28, 1998, has been provided because the improvements on the Property will be razed upon commencement of construction of the new resort, and in management's opinion such information would not be meaningful.

         The cash contributed to the Company by RAVC plus the proceeds of the sale of the Notes will allow the Company to borrow sufficient construction and takeout funds to undertake the development of the Resort on the Property. See "Use of Proceeds." Once the funds are raised and the Construction Loan obtained, the Company will contract with an architectural firm, a structural engineering firm, an environmental consulting and geo-technical consulting firm, a mechanical and electrical engineering firm, and a construction company who will be the contractors of the building. There are no current contracts in place for such services.

         The Company will contract with a third party marketing company to undertake the sales and marketing of the new memberships. See "Business--Sales and Marketing." It is expected that sales and marketing will begin at the time construction begins or within 6 months thereafter.

         During the first 24 months of operation of the Company, the Company will market the Notes, secure the Construction Loan, takeout loan and receivables loan commitments, and contract for all of the vendors listed above who, as soon as the Construction Loan is obtained, will begin to undertake their various assignments. It is expected that all of the architectural and engineering work will take six to nine months prior to the beginning of construction. Depending on the length of time to market the Notes, it is expected that construction may begin in the spring of 1999.

         During the first 24 months of operation, the Company will be run by the officers and employees of RAVC. It is not anticipated that any employees will be transferred to the Company until construction is undertaken. The Company plans to hire a construction manager to oversee the project prior to undertaking construction. Once construction is underway and marketing begins, additional employees will be hired by the Company as needed, and some employees of RAVC may be transferred to the Company.

          The Company is also seeking to acquire a contiguous parcel of land from a third party upon which the Company could build an additional 40 units. Additional funds have been budgeted to acquire and develop the property as part of the Resort. There can be no assurance that this parcel will be acquired by the Company. See "Business--The Las Vegas Resort."

         The Company does not have any present business plans other than the construction and the marketing of the Resort but may undertake the development of other resorts in the future after the Notes have been repaid.

Forward-looking Statements

         Statements  regarding the Company's  expectations  as to demand for the
VOIs in the Resort, its ability to pay its obligations under the Notes, and certain other information presented in this Registration Statement constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. In addition to matters affecting the economy and the Company's industry generally, factors that could cause actual results to differ from expectations include, but are not limited to, the following: (i) the Company's ability to procure financing for the construction of the resort; (ii) the timely development and construction of the resort; (iii) the growing concentration and competition in the timeshare industry; (iv) the Company's provision of customer financing and risks of customer default; (v) the existence of and ongoing relationships with exchange networks; and (vi) regulation by governmental authorities. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of this Prospectus.

                             BUSINESS OF THE COMPANY

Overview

         The Company was incorporated by RAVC in 1997 in order to develop timeshare resorts. The Company will initially develop and construct the Resort and market VOIs in the Resort. Until the Notes are repaid, the Company will restrict its activities to the Resort and any additions thereto.

The Timeshare Industry

         The Market. The resort component of the leisure industry for overnight facilities consists of (i) commercial lodging establishments and (ii) timeshare or vacation ownership resorts. Commercial lodging establishments consist of hotels and motels where a room is rented on a nightly, weekly, or monthly basis, in addition to privately owned condominiums and homes that are rented. The rooms at hotels and motels typically are relatively small and usually do not have kitchen facilities. Condominiums and homes available for short term rentals tend to be more costly than hotels. For many vacationers, especially those with families, a lengthy stay at a quality commercial lodging establishment can be expensive. Room rates and availability are also subject to change periodically by commercial establishments. Timeshare resorts provide vacationers with an alternative to commercial lodging establishments providing such amenities as larger suites, kitchen facilities, and predictable availability.

         Ownership of accommodations is available through a variety of different products, including ownership of an entire home or condominium, interval ownership plans, which include fractional ownership of weekly or other periodic intervals, condominium hotels, campgrounds, and ranch acreage land. Unlike renting a room in a commercial lodging establishment, the vacationer purchasing one of the foregoing products acquires an ownership interest in the underlying property or in the entity that owns the property.

         According to the American Resort Development Association ("ARDA"), approximately 218,000 VOIs were sold in 1996 in the United States with a sales volume of $2.18 billion, a 65% increase over 1992, when approximately 170,000 VOIs were sold with a sales volume of $1.32 billion. First introduced in the United States in the early 1970s, ownership of VOIs has been a fast growing segment of the hospitality industry over the past two decades. According to ARDA, the worldwide timeshare industry has expanded significantly during the last 15 years both in VOI sales volume and number of VOIs sold. ARDA estimates that, from 1980 to 1994, the most recent year for which worldwide information is available, sales of VOIs increased from $.49 billion to $4.76 billion and the number of VOIs sold increased from 100,000 to 560,000 per year during the same period.

         The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the growth of the timeshare industry over the past 15 years:

         *        Increased   consumer   confidence   resulting  from  extensive
                  consumer protection regulation of the timeshare industry;

         * The addition of brand name national lodging companies and their increasingly flexible use programs to the industry;

         * Increased flexibility of time share ownership as a result of the growth of exchange organizations such as Interval and RCI;

         * Improvement in the quality of both the timeshare facilities and the management of timeshare resorts;

         * Increased consumer awareness of the value and benefits of timeshare ownership, including the cost savings relative to other lodging alternatives; and

         *        Improved availability of financing for purchasers of VOIs.

         The timeshare industry traditionally has been highly fragmented and dominated by a large number of local and regional resort developers and operators each with small resort portfolios generally of differing quality. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality, and entertainment companies. Major companies that now operate or are developing timeshare resorts include Marriott, Disney, Hilton, Hyatt, Four Seasons, Inter-Continental, Promus, and Westin.

         The Consumer. According to information compiled by ARDA for 1996, the median age of a VOI buyer in the United States at the time of purchase is 50. The median annual household income of current VOI owners in the United States is approximately $71,000. The Company expects the timeshare industry to continue to grow as more members of the baby boom generation enter the 45-54 year age bracket, the age group that historically purchased the most VOIs, according to the 1997 ARDA study.

         According to the 1995 ARDA study, the three primary reasons cited by consumers in the United States for purchasing a VOI are (i) the ability to exchange the VOI for accommodations at other resorts through exchange networks such as Interval and RCI (cited by 82% of VOI purchasers), (ii) the money savings over traditional resort vacations (cited by 65% of purchasers), and
(iii) the quality and appeal of the resort at which they purchased a VOI (cited by 49% of purchasers).


         Despite the growth in the timeshare industry, as of December 31, 1996, vacation interval ownership has achieved only an approximate 2.0% market penetration among United States consumers. In light of the quality of the Resort and the Company's planned qualification of the Resort for participation in the Interval network, the Company believes it will be positioned to take advantage of these trends in demographics. The Company has received preliminary approval from Interval stating that based on a review of the plans for proposed Resort, the Resort would qualify for participation in Interval with a five star rating. See "Business of the Company--Participation in VOI Exchange Networks."

The Las Vegas Resort


         The proceeds from this Offering and the Construction Loan will be used to develop and construct the Resort. The Resort will consist of 119 units (the "Units") built upon .86 acres of land (the "Property") located approximately one-quarter mile from Las Vegas Boulevard, also known as the "Strip." The Property is located at 360 East Desert Inn Road, close to several major casinos and the Las Vegas Convention Center. The Company is seeking to acquire a contiguous parcel of land from a third party upon which the Company could build an additional 40 Units. The Company does not have any agreement to purchase this parcel. Because no assurance can be given that this parcel will be acquired, the prospectus, unless otherwise stated, assumes that 119 Units will be constructed.


         The main floor of the Resort will primarily be devoted to common areas and will include such amenities as a lobby, an owner's lounge, a fitness room, various meeting rooms, a "kids room," offices and a delicatessen/convenience store. Some residential units designed to accommodate the physically challenged will also be included on the main floor. The upper four to ten floors, depending on the number of units built, will house the Units, of which there are three floor plans: (i) a one bedroom with 904 square feet; (ii) a two bedroom with 1,318 square feet; and (iii) a two bedroom with 1,370 square feet. The Resort will also have amenities such as a pool and sun area. Underground and surface level parking will be provided.

         Various aspects of the development, sale, and ultimate operation of the Resort will be undertaken by three companies -- RAVC, the Company, and the homeowners association of VOI owners (the "Owners Association"). RAVC, which owns all of the issued and outstanding stock of the Company, has transferred the Property to the Company. The Property is currently improved with a timeshare project consisting of 20 units. The existing improvements will be razed and replaced by the Resort. RAVC contributed the Property to the Company in exchange for 100% of the outstanding capital stock of the Company.


         The Company is a newly formed corporation that was organized for the purpose of developing and constructing the Resort. The Company will oversee construction and, through a third party marketing company, sale of the VOIs. See "Business of the Company--Sales and Marketing." As a timeshare Resort, each of the 119 condominium Units has 51 VOIs which results in a total of 6,069 VOIs available for sale. The Company, as developer, owns the Resort and will enter into an agreement with a third-party marketing company for the sale of the VOIs. The Company indends that the net proceeds from the sale of the VOIs will be used first to pay the Construction Loan and then to pay principal and interest on the Notes.

         The Company will initially own all of the condominium Units in the Resort. As Units are divided into VOIs, the Company will continue to own the undivided condominium Units and unsold VOIs. Members who purchase VOIs in the Resort will receive an undivided fee simple interest as tenants in common to a condominium Unit in the Resort. They will also become members of the Owners Association, to be formed in connection with the development of the Resort. The Owners Association will have the primary responsibility to operate the Resort and the use program associated with the Resort, and will contract with RAVC for the actual day-to-day operational responsibility for the Resort. See "Certain Relationships and Related Transactions--Resort Management." At the later to occur of the retirement of all of the indebtedness secured by the Resort or the sale of 80% of the VOIs in the Resort, the operation of the Resort will be turned over to the Owners Association. Personal property needed for the operation of the Resort and not previously transferred to the VOI owners as tenants in common will be transferred to the Owners Association. The Company will retain all unsold VOIs and continue to offer them for sale to the public. The states in which VOIs are sold will require the Company to agree to subsidize the Owners Association during the period that the Company is in control of the Project for any shortfall in its operating costs (including reserves) and the budgeted maintenance fees received from unaffiliated owners. This subsidy may be more or less than the maintenance fees the Company would otherwise be paying on the unsold VOIs. The Company will also be required to bond or otherwise collateralize its obligation to subsidize the Owners Association.

RAVC Operations


         RAVC was founded in 1977 in Hawaii as a "floating-time, floating-space" timesharing organization with condominium apartments located in Waikiki, Hawaii. RAVC now manages eight resorts in Waikiki, Kona, and Maui, Hawaii; Las Vegas and Lake Tahoe, Nevada; Chandler, Arizona; Acapulco, Mexico; and Marbella, Spain. The members of RAVC do not own a real estate interest in any properties owned by RAVC but have a right in perpetuity to use the properties based on their memberships. Currently, RAVC has approximately 8,500 members representing over 10,500 membership weeks (a member may own and have the right to use more than one week). RAVC members reside in all 50 states as well as 23 foreign countries. All of RAVC's resorts have an affiliation with Interval and RCI, allowing RAVC's members who are members of such exchange networks to exchange their RAVC VOI for time in other resorts in the exchange network.

         In 1989, RAVC submitted itself to a "solvent corporation receivership" under the First Circuit Court of the State of Hawaii. This resulted from past improper management by the original developer of the RAVC resorts which was discovered in 1983 and resulted in over $6 million in unpaid mortgage debt, and from a questionable investment scheme by a former director of RAVC which resulted in a loss of $1.4 million in 1989. The president and entire board of directors resigned in 1989 at the time of the receivership. In 1990, RAVC's business plan for reorganization was approved by the court that enabled RAVC to repay past mortgage debts, redecorate all vacation units, and return to positive cash flow. A new board of directors was appointed by the Court, consisting of five RAVC members and two outside professionals, and Mr. Corteway was appointed as President and Chief Executive Officer of RAVC.

Sales and Marketing


         The Company intends to enter into a marketing and selling agreement with an independent marketing agent that will be compensated based on sales of VOIs in the Las Vegas Resort. The marketing agent's intended activities are described below:

         On-Site/In-House Programs. On-site resort programs at RAVC's existing resorts in the United States will solicit existing RAVC members. RAVC members will also be requested to provide referrals. All exchange guests and rental guests will also be solicited through a concierge, activities desk, and parties.


         Las Vegas Off-Premise Contacts. The marketing agent will institute off-premise contact ("OPC") programs. OPC locations include area events, shopping centers, strip retail locations, casino hotels, and attractions such as water parks and theme restaurants.

         Las Vegas Locals. The marketing agent will utilize telemarketing capabilities to contact prospects in the Las Vegas area with an offer to tour the Las Vegas Resort.

          Travel Alliances. The marketing agent will use strategic alliances with Las Vegas travel wholesalers to arrange access to visitors.

         Registration and Multi-State Marketing. The Company intends to register the project in Arizona, California, Hawaii, Nevada, and Utah and possibly other western states. The marketing agent may contact prospects with a mini-vacation offer in Las Vegas that includes promotion of the Resort.


         The Company believes that this diversified mix of marketing programs will maximize potential sales without relying too heavily on any one program.

Customer Financing

         The Company will offer financing to the purchasers of VOIs in the Resort who make a down payment generally of at least 10% of the purchase price. This financing generally will bear interest at fixed rates and will be collateralized by a first deed of trust on the underlying VOI. A portion of the proceeds of such financing will be used to obtain releases of the VOI from any underlying debt. The Company intends to enter into an agreement with a receivables lender (which may be the Construction Lender) for the financing of customer receivables. The Company expects this agreement will provide an aggregate of up to approximately $65 million of available financing to the Company (based on the construction of 119 Units) bearing interest at variable rates tied to either the prime rate or LIBOR. Under these arrangements, the Company will pledge as security qualified purchaser promissory notes to the lender, who typically will lend the Company 75% to 90% of the principal amount of such notes. Payments under these promissory notes will be made by the purchaser borrowers directly to a payment processing center and such payments will be credited against the Company's outstanding balance with the lender. The Company does not presently have a binding agreement for this financing, and there can be no assurance that arrangements can be made on terms that are satisfactory to the Company. However, if the Company obtains the Construction Loan, it expects to obtain receivables financing arrangements. Sales of VOIs will be substantially limited if the Company is unable to provide financing to purchasers of VOIs.

         Because the Company's borrowings will bear interest at variable rates and the Company's loans to purchasers of VOIs will bear interest at fixed rates, the Company bears the risk of increases in interest rates with respect to the loans it will have from lenders. The Company intends to engage in interest rate hedging activities from time to time in order to reduce the risk and impact of increases in interest rates with respect to such loans, but there can be no assurance that any such hedging activity will be adequate at any time to fully protect the Company from any adverse changes in interest rates. The Company will place no more than 5% of its assets in hedge funds. See "Risk Factors--Risk of Hedging Activities."

         The Company will also bear the risk of purchaser default. The Company will continue to accrue interest on its loans to purchasers of VOIs until such loans are deemed to be uncollectible, at which point it will expense the interest accrued on such loan, commence foreclosure proceedings and, upon obtaining title, return the VOI to the Company's inventory for resale. The Company will monitor its loan accounts and determine whether to foreclose on a case-by-case basis. See "Risk Factors--Risks of Obtaining Construction Loan and Customer Financing" and "--Risks Associated with Customer Default."

Participation in VOI Exchange Networks

         The Company has applied for membership in Interval. The Company has received preliminary approval but cannot receive final approval from Interval until, among other things, construction on the Resort has commenced. The Company believes that sales of its VOIs are made more attractive by the Company's planned participation in an exchange program operated by Interval, a leading exchange network. In the 1995 ARDA study, the exchange opportunity was cited by purchasers as one of the most significant factors in determining whether to purchase a VOI. Membership in Interval allows the members to exchange in a particular year their occupancy right in the unit in which they own a VOI for an occupancy right at the same time or a different time in another participating resort, based upon availability and the payment of an exchange fee described below. A member may exchange his VOI for an occupancy right in another participating resort by listing his VOI as available with the exchange organization and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the member desires to travel, the size of the unit, the quality of the resort and the period during which the VOI is available. The exchange organization attempts to satisfy the exchange request by providing an occupancy right in another VOI with a similar rating. If Interval is unable to meet the member's initial request, it suggests alternative resorts based on availability.


         Founded in mid 1970s, Interval has a total of more than 1,100 participating resort facilities and approximately 750,000 member owners worldwide. During 1996, Interval processed approximately 400,000 exchanges. The current cost of the annual membership fee in Interval, which typically is at the option and expense of the owner of the VOI, is $68 per year. In addition, members pay an additional fee that is currently $98 for properties in the United States and $119 for those outside the United States when a reservation is made in another project in the Interval exchange program.

Competition


         Las Vegas has a timeshare history dating back to the mid 1970s. Of the 12 existing timeshare resorts in Las Vegas (including the current RAVC property), five are still actively selling VOIs and one is inactive. The remaining six are sold out or no longer selling. Four of these five, Hilton Grand Vacations Club at the Flamingo, Polo Towers, the Jockey Club (each of which is located on the Strip), and the Grand Flamingo Club are the primary competitors of the Resort. Hilton Grand Vacations Company ("Hilton"), which developed the Hilton Grand Vacations Club at the Flamingo, has plans to build and develop a second timeshare project to be located on the existing Las Vegas Hilton property. The Company believes that although none of these resorts has units superior to those planned at the Resort, Hilton, Polo Towers, Jockey Club, and Grand Flamingo Club have experienced marketing and management teams and may have other competitive advantages. Mirage and Circus-Circus have tentative plans to build timeshare projects that would be in direct competition with the Company. Marriott recently announced that it will be managing a 1,500-room
Marriott Marquis Hotel and a 500-room Ritz Carlton Hotel to be built in Las Vegas. Marriott projects in Las Vegas may include a timeshare component. The Marriott Marquis Hotel is projected to be completed by the fall of 1998 and work on the Ritz Carlton is planned to commence by 2000. A project by Hyatt at Lake Las Vegas is also in the planning stage and could contain a timeshare component. Consolidated Resorts, Inc., has plans to build an 86-unit resort which the Company believes will not be directly competitive with the resort, and
Silverleaf  Resorts,  Inc.,  has  purchased  property  in  Las  Vegas,  but  any timeshare-related project is still in the planning stages. Other timeshare resorts are also in the planning stage in Las Vegas and, if developed, would compete with the Resort. Other major companies operating and developing timeshare resorts in the United States, such as Disney, Four Seasons, Inter-Continental, Promus, and Westin have not yet entered the Las Vegas market but may do so in the future.

         In Las Vegas, the Resort will also compete with approximately 270 existing hotels and motels with approximately 100,000 rooms. Some of such hotels and resorts provide a large number of rooms at low nightly rates Sunday through

Thursday and constitute strong competition for the Resort. According to the Las Vegas Convention and Visitors Authority, the 1996 occupancy rate during midweek was 88.7% and on weekends was 94.4%.

Governmental Regulation

         General. The Company's marketing and sales are subject to extensive regulation by the federal government, the State of Nevada, and the states in which the VOIs are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in Interstate commerce. Other federal legislation to which the Company is or may be subject includes the Truth in Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate Land Sales Full Disclosure Act, the Real Estate Standards Practices Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Housing Act, and the Civil Rights Acts of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownerships programs. The Company currently plans to register the Resort in Arizona, California, Hawaii, Nevada, and Utah, and possibly other western states. The laws of these states require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of VOIs before it can promote or sell VOIs in that state. These laws require the Company to file numerous documents and supporting information with the agency responsible for the regulation of VOIs. When the agency determines that a project has complied with state law, it will issue a public report for the project. The Company is required to deliver an offering statement or public report to all prospective purchasers of a VOI, together with certain additional information concerning the terms of the purchase. Laws in each state where the Company plans to sell VOIs generally grant the purchaser of a VOI the right to cancel a contract of purchase at any time within a period ranging from three to fifteen calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws that regulate the Company's activities such as real estate licensure, sellers of travel licensure, anti-fraud laws, telemarketing laws, price gift and sweepstakes laws, and labor laws. The Company believes that it is in material compliance with all federal, state, local, and foreign laws and regulations to which it is currently or may be subject. However, no assurance can be given that the cost of qualifying under interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant. In addition, the Company may experience delays in registration. Any failure to comply with applicable laws or regulations or delays in registration could have a material adverse effect on the Company. See "Risk Factors--Regulation of Marketing and Sales of VOIs; Other Laws."

         A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act (the "ADA"), impose requirements related to access and use by disabled persons on a variety of public accommodations and facilities. The architectural plans for the Resort will comply with these laws as currently in effect.

         Environmental Matters. Certain Federal, state, and local laws, regulations, and ordinances govern the removal, encapsulation, or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of construction, remodeling, renovation, or demolition of a building. Nevada and the local governments have certain laws, rules and regulations concerning the emission of airborne asbestos fibers, air pollution, airborne substances and contamination of land, surface and subsurface hazardous substances. The Company has sought and is continuing to seek advice on the methods to properly follow such environmental laws, rules, regulations and ordinances. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with demolition of the previous resort in Las Vegas, the Company may be potentially liable for such costs.

         A Phase I assessment has been conducted at the Resort in order to identify potential environmental concerns. The Phase I assessment was carried out in accordance with accepted industry practices and consisted of non-invasive investigations of environmental conditions at the property, including a preliminary investigation of the site and identification of publicly known conditions concerning properties in the vicinity of the site, a physical site inspection, review of aerial photographs and relevant governmental records where readily available, interviews with knowledgeable parties, investigation for the presence of above ground and underground storage tanks presently or formerly at the site, a visual inspection of suspect friable and non-friable ACMs, collection and laboratory analysis of ACMs, and the preparation and issuance of written reports. Recommendations have been made regarding the abatement of ACMs. Except for the presence of asbestos described more fully above, the Company's assessments of the property have not revealed any environmental liability that the Company believes would have a material adverse effect on the Resort, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. The Company does not believe that compliance with applicable environmental laws or regulations will have a material adverse effect on the Resort.

         The Company believes that the Property is in compliance in all material respects with all federal, state, and local laws, ordinances, and regulations regarding hazardous or toxic substances. The Company has not been notified by any governmental authority or any third party, and is not otherwise aware, of any material noncompliance, liability, or claim relating to hazardous or toxic substances or petroleum products in connection with the Property.

Employees


         As of March 31, 1998, the Company employed no full-time employees. RAVC pays the salary of the Company's management and such management works on a part-time, as-needed basis for the Company.


Legal Proceedings

         As of the date of this prospectus, the Company is not aware of any pending legal proceedings involving the Company or the Property.

                        DIRECTORS AND EXECUTIVE OFFICERS
                                 OF THE COMPANY

         The following table sets forth the names and ages of the members of the Company's Board of Directors and its executive officers, and sets forth the position with the Company held by each:
          Name                    Age                    Position
          ----                    ---                    --------
    Jack R. Corteway              63        Director, Chief Executive Officer,
                                                  President and Treasurer

   Bernard J. McKenna             64                     Director

    Theodore A. Rohde             68                     Director

    Stephen C. W. Lin             42          Vice President, Controller and
                                                        Secretary


         Directors of the corporation hold office for one year or until their successors are elected and qualified. The current directors were elected on May 9, 1997.

Jack R. Corteway.       Mr. Corteway  has been a director of the Company and its
President since its incorporation in 1997. He has been Treasurer of the Company since May 9, 1997. From February 27, 1997, until May 9, 1997, he also served as Secretary of the Company and has served as Chief Executive Officer since July 15, 1997. Mr. Corteway has been President and Chief Executive Officer of RAVC since 1990. Mr. Corteway formerly served as President, Chief Executive Officer, and Director of Bank of Honolulu for 14 years. Prior to coming to Hawaii, he held various positions in corporate finance and banking.

Bernard J. McKenna. Mr. McKenna has been a director of the Company since its incorporation in 1997. Mr. McKenna has also been a director of RAVC since 1990. Mr. McKenna has been self employed since 1993 and has served as a director of Sanwa Business Credit Corp. ("Sanwa"), a finance company, since 1985. From 1980 until his retirement in 1993, Mr. McKenna was President and Chief Executive Officer of Sanwa.


              A bankruptcy petition was filed on February 28, 1997 by McKenna Inc. under Chapter 11 of the United States Bankruptcy Code. Bernard J. McKenna is a 90% stockholder and the uncompensated President, Secretary, and Treasurer of McKenna Inc., a retail party supply store. Reorganization of McKenna, Inc., is pending. McKenna, Inc., has no relationship with the Company, and its reorganization will have no effect on the Company or its operations.


Theodore A. Rohde. Mr. Rohde has been a director of the Company since its incorporation in 1997. Mr. Rohde has been a director of RAVC since 1994. For the past 10 years, Mr. Rohde has been a consultant for troubled companies. Since 1995, Mr. Rohde has been president and a director of Tar Enterprises, Inc., a consulting business for troubled companies, which is owned by Mr. Rohde. From 1979 to 1981, Mr. Rohde was vice president of finance and operations, and from 1981 to 1986 he was president, of Armstrong Containers Inc. Prior to his association with Armstrong Containers, Inc., Mr. Rohde was employed as a vice president of Wilbert, Inc. and a consultant to C. J. Wood Company, and was employed by Wheelabrator-Frye Group and Arthur Andersen & Company.

Stephen C. W. Lin.      Mr.  Lin  has  been   Vice  President,  Controller   and
Secretary of the Company since May 9, 1997. Mr. Lin has been employed by RAVC since 1981. He was a Vice President of RAVC between August 1990 and January 1995 and has been a Senior Vice President since January 1995. Mr. Lin has been Treasurer of RAVC since August 1990 and Secretary since October 1994. Prior to his employment by RAVC, Mr. Lin was employed by Ernst & Whinney and other accounting firms. Mr. Lin is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION


         Mr. Corteway and Mr. Lin receive no compensation from the Company for services rendered to the Company. Any and all compensation earned by them is paid by RAVC. However, the portion of their compensation related to the time they devoted to the affairs of the Company has been included in the paid-in capital contributed by RAVC and recorded as expense in the Company's financial statements. Members of the Company's Board of Directors who are not employees of the Company receive directors' fees of $500 per diem, along with travel expenses. Members of the Board of Directors who are employees of RAVC or may be employees of the Company do not receive directors' fees.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         All of the outstanding capital stock of the Company, consisting of one share of common stock, is owned by RAVC.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

Resort Management


         Upon completion of the Resort, and upon formation of the Owners Association, it is intended that RAVC will enter into a management agreement (the "Management Agreement") with the Owners Association to provide for management and maintenance of the Resort. Pursuant to the Management Agreement, it is anticipated that RAVC will be paid a monthly management fee equal to 7% of the total expenses incurred by the Owners Association, excluding expenses incurred for capital repair and replacements, based on the annual budget of the Owners Association. Additionally, pursuant to the Management Agreement, it is anticipated that RAVC will have sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the Resort, including administrative services; procurement of inventories and supplies; maintaining the units, the furnishings, and the common areas; contracting for furnishing cleaning, maintenance, laundry, housekeeping, and other services; making or contracting for all repairs, decorations, renewals, replacements, and improvements; obtaining all required licenses and permits; and promotion and publicity. RAVC also will obtain comprehensive and general public liability insurance, all-risk property insurance, business interruption insurance, and such other insurance as is customarily obtained for similar properties. RAVC also will provide all managerial and other employees necessary for the Resort, including review of the operation and maintenance of the Resort; preparation of reports, budgets, and projections; collection of assessments; and employee training.

Potential Distributions and Use of VOIs


         The Notes and the Indenture restrict the Company's ability to pay dividends and make other distributions to RAVC. In addition, Nevada corporate law prohibits the Company from making any distribution to its stockholder that would render it insolvent at the time the distribution is made, but circumstances could render the Company insolvent subsequent to the time that a distribution allowable by Nevada law was made. RAVC has informed its members of its intent to obtain up to 1020 VOIs in Las Vegas to replace the 20 condominium Units RAVC previously owned on the Company's property. The Company currently intends to distribute such VOIs to RAVC, if available, after the Notes have been paid. The Company's current intent is to refrain from selling such VOIs to third parties in order to keep them available for distribution, but the Company may attempt to sell the VOIs if necessary to meet its cash flow requirements. The Company may allow RAVC to utilize unsold VOIs in consideration of the related maintenance fees, which may be less than the fair market rental value of the VOIs. The Company does not have a current intent to make other distributions to RAVC.

Operating Agreement; Tax Sharing Agreement


         Pursuant to an Operating Agreement dated June 24, 1997, RAVC is entitled to utilize the existing 20 condominium units on the Property until such time as the Company has obtained the Construction Loan and demolition of the existing structure is scheduled to begin. RAVC will pay the Company the costs of operating and maintaining these units, which may be less than the fair rental value of the units. Pursuant to a Tax Sharing Agreement dated June 24, 1997, RAVC and the Company have agreed that, although the two companies will file consolidated federal income tax returns, the Company will reimburse RAVC for federal income taxes which would have been payable if the Company were a separate company and will share the cost of preparing the consolidated returns with RAVC.

Year 2000 Computer Problem


         The widespread use of computer programs and automated equipment that rely on two-digit date programs to manage and manipulate may cause computer systems or embedded controls to malfunction in the Year 2000. The Year 2000 problem is pervasive and complex because virtually every computer operation or automated function will be affected in some way by the rollover of the two digit year value to 00. Computer systems and embedded controls may not recognize this date as 2000 but as 1900 or not at all. Systems and embedded controls that do not recognize such information could generate erroneous data or fail.

         The Company will be dependent on RAVC to supply reservation, accounting, member records, and other functions that are computerized. The ability of RAVC to address the Year 2000 problem will have a direct impact on the Company and its operations. In addition, there can be no assurance that the systems and automated equipment of other companies upon which RAVC's systems rely, or throughout the hospitality or travel industries in general, will also be converted in a timely manner, and the resulting problems could have an adverse effect on the Company's operations.

Future Transactions

         Except as disclosed, no further related transactions are currently contemplated. However, such transactions could arise in the future. The Company will not enter into any transaction with a related person unless it has determined that such transaction is on terms that are no less favorable to the Company than those that might be obtained at the time of such transaction for an unrelated person. The Company may not have the terms of any such transaction independently reviewed.

                            DESCRIPTION OF SECURITIES


         The Notes will be issued under an Indenture (the "Indenture"), between the Company and First Trust of New York, N.A., trustee under the Indenture
("Trustee"). A form of the Indenture is being filed as an exhibit to the Registration Statement of which this prospectus is a part. The Indenture is not subject to and governed by the Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such summary or terms, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference.

General


         The Notes will be unsecured subordinated obligations of the Company limited to $9,200,000 principal amount, and will be junior in right of payment to the Construction Loan and other Senior Indebtedness. The Notes will not be guaranteed by RAVC. Principal of (and premium, if any) and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially is the corporate trust office of the Trustee in the City of New York maintained at 100 Wall Street, New York, New York 10005); provided, however, that payment of interest may be made at the option of the Company by check mailed to the person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

         Interest on the Notes will accrue from the Issuance Date (defined below) but will not be paid until the Construction Loan has been repaid. The Company estimates, assuming construction begins as planned, the complete offering is sold and 3,880 VOIs in the Resort are sold within the first three years after the commencement of construction, that accrued interest will begin to be paid on the Notes within three years after the commencement of construction. There can be no assurance that interest payments will commence at that time. In the event there are insufficient sales of VOIs, payment of principal and interest on the Notes may be delayed or the Company may be unable to repay the Notes.

         All funds invested will be held in escrow until the complete amount of $9,200,000 contemplated by this Offering is raised and the Construction Loan has been obtained. Funds held in escrow will be invested in short-term, investment-grade securities or money market accounts. In the event the Company does not raise the complete Offering amount, all funds will be returned, with interest accrued at a rate established by the escrow agent. The Notes will be unsecured obligations of the Company.

Payment on the Notes


         The Notes will become due and payable eight years from the date of issuance (the "Issuance Date") of the Notes. The Issuance Date will be the date on which the Company obtains a binding commitment for the Construction Loan and the proceeds from the sale of the Notes are released from the escrow. The Company presently anticipates that the Issuance Date will be no later than October 31, 1998, unless the offering period is extended.

         Interest at 13% per annum will be compounded semi-annually on the sixth month after the Issuance Date and on the anniversary of the Issuance Date (a "semi-annual interest payment date"). As set forth above, interest will not be paid until the Construction Loan is paid. Interest at the prescribed rate shall accrue from the Issuance Date. On the first semi-annual interest payment date that occurs after repayment of the Construction Loan, and on each semi-annual interest payment date thereafter, the Company will pay interest that has accrued since the preceding semi-annual interest payment date. Such payments will be made to holders of record at the close of business 15 days before such interest payment date. Development Period Interest which accrues prior to repayment of the Construction Loan will be paid on semi-annual interest payment dates as the Company's cash flow permits. If it has not previously been paid, the Development Period Interest will be paid on maturity or redemption of the Notes.


Optional Redemption

         The Notes are subject to redemption at the option of the Company, in whole or in part, at any time on or after the third anniversary of the Issuance Date upon not less than 30 nor more than 60 days' notice to each holder of the Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning on the anniversary of the Issuance Date of the years indicated below, in each case together with accrued interest thereon to the redemption date:


Year                                                        Percentage
----                                                        ----------
Year 3....................................................  103.00%
Year 4....................................................  102.00
Year 5....................................................  101.00
Year 6 and thereafter.....................................  100.00


Mandatory Redemption

         The Indenture will require the Company to provide for the retirement, by redemption of 25% of the principal amount of Notes originally issued, on the sixth and seventh anniversary of the Issuance Date, at a redemption price of 100% of principal amount plus accrued interest to the redemption date. Such redemptions are calculated to retire 50% of the issue prior to maturity. The Company may, at its option, receive credit against sinking fund payments for the principal amount of Notes acquired by the Company and surrendered for cancellation or redeemed otherwise than through operation of the sinking fund.


Subordination

         The indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on, and any other amounts payable with respect to, such Notes are subordinated in right of payment to the prior payment in full of the Construction Loan and any refinancing thereof and any other Senior Indebtedness in cash or cash equivalents.

         In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company, as such, or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, the holders of the Construction Loan and Senior Indebtedness will be entitled to receive payment in full of all amounts due on or in respect of the Construction Loan and Senior Indebtedness in cash of cash equivalents, or provision must be made for such payment in cash or cash equivalents, before the holders of the Notes are entitled to receive any payment or distribution of any assets of the Company of any kind or character on account of principal of (or premium, if any) or interest on, or other amounts payable with respect to, the Notes. In the event that, notwithstanding the foregoing, the Company or any holder of such Notes receives any payment or distribution of assets of the Company of any kind or character before the Construction Loan or Senior Indebtedness is paid or provided for in full in cash or cash equivalents, then such payment or distribution will be received and held in trust for the holders of the Construction Loan or Senior Indebtedness and paid over or delivered to the trustee, receiver, custodian, assignee, agent or other person making payment or distribution of assets of the Company, in trust for the holders of, and for application to the payment of, the Construction Loan and Senior Indebtedness remaining unpaid, to the extent necessary to pay the Construction Loan and Senior Indebtedness in full. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of the Construction Loan and Senior Indebtedness may recover more, ratably, than the holders of the Notes.

         No payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of the principal of (or premium, if any) or interest on, or any other amounts payable with respect to, the Notes, or on account of the purchase, redemption or other acquisition of the Notes, upon the occurrence of an event of default on Senior Indebtedness and receipt by the Company of written notice thereof, until such event of default shall have been cured or waived.

         "Senior Indebtedness" with respect to the Notes means the principal of, premium, if any, and interest on, and any fees, costs, expenses, and any other amounts (including indemnity payments) related to the following, whether outstanding on the date of the Indenture or thereafter incurred or created: (i) indebtedness, matured or unmatured, whether or not contingent, of the Company for money borrowed evidenced by notes or other written obligations, including the Construction Loan, (ii) any interest rate contract, interest rate swap agreement, or other similar agreement or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in interest rates, (iii) indebtedness, matured or unmatured, whether or not contingent, of the Company evidenced by notes, debentures, bonds, or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iv) obligations of the Company as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (v) indebtedness of others of any of the kinds described in the preceding clauses (i) through (iv) assumed or guaranteed by the Company and (vi) renewals, extensions, modifications, amendments, and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness obligations of the kinds described in the preceding clauses (i) through (iv), unless the agreement pursuant to which any such indebtedness described in clauses (ii) through (vi) is created, issued, assumed or guaranteed expressly provides that such indebtedness is not senior or superior in right of payment to the Notes; provided, however, that the following shall not constitute Senior Indebtedness;
(i) any indebtedness or obligation of the Company in respect of the Notes; (ii) any indebtedness of the Company to any of its subsidiaries or other affiliates;
(iii) any indebtedness that is subordinated or junior in any respect to any other indebtedness of the Company other than Senior Indebtedness; (iv) any indebtedness incurred for the purchase of goods or materials in the ordinary course of business; and (v) any liability for federal, state, local or other taxes owed or owing by the Company.

         In the event that the Trustee (or paying agent if other than the Trustee) or any Noteholder receives any payment of principal, or interest with respect to the Notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and immediately shall be paid over and delivered to, the holders of Senior Indebtedness or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness.

Events of Default and Remedies

         An "Event of Default," as defined in the Notes, is (i) the failure of the Company to pay principal of or premium on the Notes when due; (ii) the failure of the Company to pay interest on the Notes for a period of 30 days when due; (iii) default by the Company for 90 days after notice in the observance or performance of any other covenants in the Indenture; (iv) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such indebtedness or guarantee now exists or shall be created after the date hereof, which default
(a) is caused by a failure to pay principal or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a "Payment Default") or (b) results in the acceleration of such indebtedness prior to its expressed maturity and, in each case, the principal amount of such indebtedness, together with the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1 million, or (v) certain events involving bankruptcy, insolvency, or reorganization of the Company. The Indenture provides that the Trustee may withhold notice to the holders of Notes of any default (except in payment of principal, premium, if any, or interest with respect to the Notes) if the Trustee, in good faith, considers it in the interest of the Noteholders of the Notes to do so.

         The Indenture provides that if an Event of Default (other than an Event of Default with respect to certain events, including bankruptcy, insolvency, or reorganization of the Company) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may declare the principal of and premium, if any, on the Notes to be due and payable immediately, but if the Company shall pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest on all Notes and the principal and premiums, if any, on all Notes that have become due other than by acceleration and certain expenses and fees of the Trustee, and if all defaults (except the nonpayment of interest on, premium, if any, and principal of any Notes which shall have become due by acceleration) shall have been cured or waived and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the holders of a majority in principal amount of the Notes then outstanding.

         The holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Indenture provides that, subject to the duty of the Trustee following an Event of Default to act with the required standard of care, the Trustee will not be under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the Trustee receives satisfactory indemnity against any associated costs, liability, or expense.


Certain Covenants

         The Indenture contains, among others, the following covenants:

         Restricted Payments. The Company will not, directly or indirectly, as long as any Notes are outstanding, (i) declare or pay any dividends or make any distributions (other than dividends or distributions payable solely in shares of common stock of the Company) on or in respect of any shares of common stock of the Company or (ii) purchase, redeem or otherwise acquire or retire for value (other than solely with shares of common stock of the Company) any of the common stock of the Company or warrants, rights or options to acquire common stock of the Stock.

         Limitation on Additional Senior Indebtedness. The Company will not, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable with respect to any Senior Indebtedness (collectively, an "incurrence"), other than the following:

                  (i)    Senior   Indebtedness    incurred   pursuant   to   the
         Construction Loan;

                  (ii) Senior Indebtedness of the Company not to exceed an amount equal to 20% of the principal amount of indebtedness evidenced by the Notes issued under the Indenture; and

                  (iii) Senior Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value, Senior Indebtedness of the Company permitted under this provision ("Refinancing Indebtedness") in a principal amount not to exceed the principal amount of the Senior Indebtedness so refinanced, plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness.


Successor Corporation

         The Notes provide that the Company may not consolidate or merge with or into or transfer all or substantially all of its assets to any other person unless the corporation or entity formed by or surviving such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, expressly assumes all the obligations of the Notes and immediately after giving effect to such transaction no Event of Default shall occur or be continuing.


Satisfaction and Discharge

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes issued under the Indenture when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture or (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, the Company has irrevocably deposited or caused to be deposited with the Trustee money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the entire indebtedness on such Notes and the Company has paid all sums payable by it under the Indenture. In addition, the Company must deliver an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied.

Modification and Waiver

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes issued under the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the stated maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or the premium or interest on, the Notes (iii) change the coin or currency in which any Notes or any premium or the interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) reduce the percentage in principal amount of outstanding Notes necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults, (vi) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby, or
(vii) modify any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the holders.

         The Company and the Trustee may amend or supplement the Indenture without notice to or consent of any Noteholder, in certain events, such as to correct or supplement any inconsistent or deficient provision in the Indenture, to comply with the provisions of the Trust Indenture Act of 1939 if the Indenture becomes qualified under such Act, or to appoint a successor Trustee.

Trustee and Escrow Agent


          First Trust of New York, N.A. of New York, New York, will serve as Trustee under the Indenture and U.S. Bank Trust National Association, formerly First Trust of California, N.A., will act as Escrow Agent for the funds.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following is a brief summary of certain federal income tax consequences applicable to purchasers of Notes in the offering. The tax consequences to certain purchasers, such as dealers in securities, foreign persons, mutual funds, insurance companies and tax-exempt entities, that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") or under the laws of other jurisdictions may differ materially from those outlined below. The following discussion is also not intended to describe the tax consequences to persons subject to alternative minimum tax or to persons acquiring the Notes subsequent to the Offering, which are affected by other statutory provisions. All prospective investors are accordingly urged to consult their own tax advisors as to the specific consequences to them of acquisition of the Notes, including the applicability and effect of federal, state, local, foreign and other tax laws.

         For federal income tax purposes, all holders of the Notes will be required to include accrued interest in their taxable income under the "original issue discount" ("OID") rules of the Code, regardless of whether such interest has been paid or whether such holders generally employ a cash or accrual method of accounting. The amount of any OID included in income for each year would be calculated under a constant yield to maturity formula that would result in the allocation of less taxable income to the early years of the term of the Notes and more taxable income to the later years. Holders will increase their tax basis for the Notes by the amount of accrued OID and decrease such tax basis by the amount of principal and interest actually paid.

         Upon a sale or exchange of the Notes, holders will recognize gain or loss measured by the difference between the amount realized from the sale or exchange and their adjusted tax basis for the Notes at the time of such transaction. Provided that the Notes are held as capital assets as of the date of their disposition, any gain or loss recognized by a holder will be capital gain or loss and will be long-term capital gain or loss if the Notes have been held for more than one year. A long-term capital gain will be taxable at maximum rate of 20% if the Notes have been held for more than 18 months and otherwise will be taxable at a maximum rate of 28%. A short-term capital gain is taxable at the same rates applicable to ordinary income. A short-term or long-term capital loss is only allowable as a current deduction to the extent of capital gains plus, in the case only of a non-corporate taxpayer, $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return).


                      DISCLOSURE OF COMMISSION POSITION ON
                  INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

         Under Section 78.751 of the Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws, the Company's directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                    TRANSFER RESTRICTIONS FOR TEXAS RESIDENTS

          The Securities Commissioner of Texas has required, as a condition of registration of the Notes with the Securities Commissioner for sale to Texas residents, that the Company and the investors who are Texas residents agree that the Notes will not be sold or transferred (i) except by gift, devise, or descent, or (ii) unless sold or transferred in reliance upon an exemption from the registration provisions of the Texas Securities Act, Tex. Rev. Civ. Stat. Ann. article 581 (the "Texas Act"), provided in Sections 5.A., 5.B., or 5.H. of the Texas Act, or (iii) to transferees who meet the suitability standards contained in subparagraphs d. and e. below. The Company will refuse to transfer the Notes purchased pursuant to this Agreement unless the proposed transferee furnished proof of compliance with the terms of this Agreement, including, at the request of the Company, an opinion of counsel acceptable to the Company that such proposed transfer complies with the terms of this Agreement.

         a. Section 5.A. of the Texas Act provides an exemption from the registration provisions of the Texas Act for a sale or transfer at any judicial, executor's, administrator's, guardian's, or conservator's sale, or any sale by a receiver or trustee in insolvency or bankruptcy.

         b. Section 5.B. of the Texas Act provides an exemption from the registration provisions of the Texas Act for a sale by or for the account of a pledge holder or mortgagee, selling or offering for sale or delivery in the ordinary course of business to liquidate a bona fide debt, of a security pledged in good faith as security for such debt.

         c. Section 5.H. of the Texas Act and Texas Securities Board Rule 109.3 provide an exemption for sales to any bank, trust company, building and loan association, insurance company, savings institution, investment company as defined in the Investment Company Act of 1940, small business investment company as defined in the Small Business Investment Company Act of 1958, or to any registered securities dealer actually engaged in buying and selling securities.

         d. Investors who are residents of the State of Texas and who are members of Royal Aloha Vacation Club must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the investor must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         e. Investors who are residents of the State of Texas and who are not members of Royal Aloha Vacation Club must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.


                              PLAN OF DISTRIBUTION


         The Notes offered hereby are being offered to the public by the Company on a "best efforts" basis. There can be no assurance that any of the Notes will be sold. Unless $9,200,000 principal amount of Notes are sold within 90 days of the date hereof, or such later date as shall be determined by the Board of Directors (but not to exceed two extension periods of 90 days each), all proceeds received will be returned to the investor, with interest accrued at the rate established by the escrow agent, and no sale of Notes will be made. All payments will be mailed within three business days following receipt to an escrow account maintained by U.S. Bank Trust National Association (formerly First Trust of California N.A.), as escrow agent, and held pending the sale of such minimum principal amount of Notes within the specified period and satisfaction of other closing conditions. Such payments will only be withdrawn from the escrow account for the purpose of (i) paying the Company for the Notes hereunder if the full $9,200,000 principal amount of Notes are sold within the Offering period, as extended, and the Construction Loan is received within 120 days following the end of the Offering period, or (ii) returning payments to purchasers. If the Offering amount is sold within the Offering period and the other closing conditions are satisfied, subscribers will receive, in addition to their Notes, the interest earned on their deposit in the escrow account if such interest is more than $5.00 per subscriber.

         U.S. Bank Trust National Association (formerly First Trust of California), is acting only as an escrow agent in connection with the offering of the Notes described herein, and has not endorsed; recommended or guaranteed the purchase, value or repayment of such Notes.

         Initially, the Company plans to employ brokers, dealers, placement agents, or finders in connection with the Offering only in the states of Arizona and Texas, due to state statutory restrictions. The Company has contracted with First Financial Equity Corporation ("First Financial") to act as its agent in offering the Notes in Arizona and Texas. First Financial will receive a commission or fees of up to 6% of the amount sold by First Financial. In states other than Arizona and Texas, certain employees of the Company or RAVC may solicit responses to the Offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation. However, the Company may offer the Notes in other states through brokers or dealers who may receive a commission or fees of up to 6% of the amount sold by such person. No such fees shall be paid in states that prohibit such fees.



         The validity of the Notes offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Salt Lake City, Utah.

                                     EXPERTS


         The financial statements of Royal Aloha Development Company at November 30, 1997, and February 28, 1998, and from inception of the Company, February 27, 1997, to November 30, 1997, and for the three months ended February 28, 1998, appearing in this prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, and the information under caption "Selected Financial Data" at November 30, 1997, and February 28, 1998, and from inception of the Company, February 27, 1997, to November 30, 1997, and for the three months ended February 28, 1998, appearing in this Prospectus and Registration Statement, have been derived from financial statements audited by Ernst & Young LLP, as set forth in their report appearing elsewhere herein. Such financial statements and selected financial data are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The references to Donald R. Beach, Appraiser-Consultant, and the appraisal given by him in the Prospectus and the appraisal made by him and filed as an exhibit to the Registration Statement have been included in reliance upon his authority as an expert with respect to the matters contained therein. In the opinion of Donald R. Beach, the appraisal was prepared in accordance with the standards and reporting requirements of the Uniform Standards of Professional Appraisal Practice as outlined in Chapter 645C of the Nevada Administrative Code.

                              Financial Statements

                         Royal Aloha Development Company

              For the three months ended  February 28, 1998 and from  inception,
                February 27,1997 to November 30, 1997
                       with Report of Independent Auditors

                        Royal Aloha Development Company

                              Financial Statements

         For the three months ended February 28, 1998 and from inception February 27, 1997 to November 30, 1997

                                    Contents

 Report of Independent Auditors .....................................     F-3

 Balance Sheets .....................................................     F-4

 Statements of Operations and Accumulated Deficit ...................     F-5

 Statements of Cash Flows ...........................................     F-6

 Notes to Financial Statements ......................................     F-7

[LETTERHEAD]



ERNST & YOUNG LLP             2400 Pauahi Tower             Phone: 808 531 2037
                              1001 Bishop Street
                              Honolulu, Hawaii 96813-3429




                         Report of Independent Auditors


Board of Directors
Royal Aloha Development Company

We have audited the accompanying balance sheets of Royal Aloha Development Company as of February 28, 1998 and November 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the three months ended February 28, 1998 and from inception, February 27, 1997 to November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion,

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Aloha Development Company at February 28, 1998 and November 30, 1997, and the results of its operations and its cash flows for the three months ended February 28, 1998 and from inception, February 27, 1997, to November 30, 1997, in conformity with generally accepted accounting principles.


                              /s/ Ernst & Young LLP


April 6, 1998



       Ernst & Young LLP is a member of Ernst & Young International, Ltd.


                        Royal Aloha Development Company

                                 Balance Sheets

                     February 28, 1998 and November 30, 1997


                                                                     February 28,         November 30,
                                                                         1998                 1997
                                                                 --------------------------------------
Assets
Current assets:
   Cash                                                          $         35,613      $        28,500
                                                                 --------------------------------------
Total current assets                                                       35,613               28,500

Property and equipment:
   Land                                                          $        304,762      $       304,762
   Improvements and fixtures                                              965,459              965,459
   Project development costs (Note 3 and 6)                               106,385              106,395
                                                                 --------------------------------------
                                                                        1,376,606            1,376,606
   Less accumulated depreciation                                          586,427              578,635
                                                                 --------------------------------------
                                                                          790,179              797,971
Deferred financing costs (Note 4)                                         282,756              271,221
                                                                 --------------------------------------
Total assets                                                     $      1,108,548      $     1,097,692
                                                                 ======================================

Liabilities and shareholder's equity Current liabilities:
  Accounts payable                                               $         57,981      $        84,087
                                                                 --------------------------------------
Total current liabilities                                                  57,981               84,087

Shareholder's equity (Note 6):
   Common stock, non-par value; authorized 2,500
     shares, issued and outstanding 1 share                                     1                    1
   Additional paid-in capital                                           1,148,474            1,093,484
   Accumulated deficit                                                    (97,908)             (79,880)
                                                                 --------------------------------------
Total shareholder's equity                                              1,050,567            1,013,605
                                                                 --------------------------------------
Total liabilities and shareholder's equity                       $      1,108,548      $     1,097,692
                                                                 ======================================

See accompanying notes.



                        Royal Aloha Development Company

                Statements of Operations and Accumulated Deficit


                                                                                         From inception,
                                                                     For the three         February 27,
                                                                     months ended             1997 to
                                                                     February 28,           November 30,
                                                                         1998                  1997
                                                                  --------------------------------------
Rental income (Note 2)                                            $         35,300     $         56,392

Expenses
Maintenance and operating expenses (Note 2)                                 35,300               56,392
Depreciation                                                                 7,792               13,593
Salaries  and wages                                                          4,540               13,612
Directors fees and expenses                                                  3,000               24,154
Legal fees and expenses                                                      1,525               11,022
Other                                                                          721                  730
Supplies                                                                       450                8,645
Travel                                                                           -                4,472
Postage and freight                                                              -                3,652
                                                                  --------------------------------------
                                                                            53,328              136,272
                                                                  --------------------------------------
Net loss before income taxes                                               (18,028)             (79,880)

Income taxes                                                                     -                    -
                                                                  --------------------------------------
Net loss                                                                   (18,028)             (79,880)
Accumulated deficit, beginning                                             (79,880)                   -
                                                                  --------------------------------------
Accumulated deficit, ending                                       $        (97,908)    $        (79,880)
                                                                  ======================================

See accompanying notes


                        Royal Aloha Development Company

                            Statements of Cash Flows

                                                                                        From inception,
                                                                      For the three       February 27,
                                                                      months ended           1997 to
                                                                      February 28,         November 30,
                                                                           1998                1997
                                                                  --------------------------------------
Operating activities
Net loss                                                          $        (18,028)     $       (79,880)
Adjustments to reconcile  excess of expenses over income to net cash provided by operating activities:
     Depreciation                                                            7,792               13,593
     Expenses paid by parent                                                 4,990               61,035
     Deferred financing costs                                              (11,535)            (242,835)
     Accounts payable                                                      (26,106)              84,087
                                                                  --------------------------------------
Net cash provided by operating activities                                  (42,887)            (164,000)

Financing activities
Sale of common stock                                                             -                    1
Additional cash contribution by shareholder                                 50,000              192,499
                                                                  --------------------------------------
Net cash provided by investing activities                                   50,000              192,500

Increase in cash                                                             7,113               28,500
Cash at beginning of period                                                 28,500                    -
                                                                  --------------------------------------
Cash at ending of period                                          $         35,613     $         28,500
                                                                  ======================================
Supplemental disclosure of non-cash  activity
Capital contribution - property and equipment                     $              -     $        811,564
Capital contribution - project costs                                             -              106,385
Capital contribution - deferred financing costs                                  -               28,386
Capital contribution - general and administrative
   expenses                                                                  4,990               61,035

See accompanying notes.

                        Royal Aloha Development Company

                         Notes to Financial Statements

                               February 28, 1998

1. Formation and Purpose of the Company

Royal Aloha Development Company (the Company), is a wholly-owned subsidiary of Royal Aloha Vacation Club (RAVC). It was incorporated, in Nevada, on February 27, 1997 and commenced operations on June 24, 1997 upon the transfer of cash and land and improvements in Las Vegas, Nevada comprising a 20 unit timeshare resort. Such assets are recorded at RAVC's historical cost basis on the date of the transfer.

The Company intends to construct a new timeshare resort of up to 119 Units on the property resulting in the creation of 6,069 vacation ownership interests
(VOI). Currently, it is the intent of the Company to retain up to 1,020 VOIs for use by RAVC members who have been previously informed by RAVC to this effect. However, the ultimate number of VOIs retained will depend on the success of the project, market conditions at the time of completion of the project, and other factors.

2. Operations

The Company's existing timeshare units are leased to RAVC for an amount equal to the cost of operating and maintaining them. Thus, the Company will not realize any cash flow from the operations thereof Administrative expenses incurred by RAVC on behalf of the Company have been to allocated the Company.

3. Accounting Policies

Property and Equipment

Property and equipment are recorded at the historical cost incurred by RAVC.

Depreciation   is  recorded  for  the   improvements   and  fixtures  using  the
straight-line method over the estimated useful lives of 30 to 40 years.

The carrying value of improvements and fixtures at the time the existing property is razed and construction of the new resort commences will be written off; the cost of the land will be assigned to the new resort.

                        Royal Aloha Development Company

3. Accounting Policies (continued)

Construction Costs of New Resort

All costs incurred in connection with planning, design, and construction of the planned resort are capitalized as project development costs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company is included in the consolidated federal income tax return of RAVC. Federal income taxes are allocated to the Company on a separate company basis pursuant to an intercompany federal income tax sharing agreement At February 28, 1998, the Company has a net operating loss carryforward of approximately $97,000 for income tax purposes that will expire in 2012. For financial reporting purposes, a deferred tax asset of approximately $18,000 has been fully offset by a valuation allowance because of the uncertainty of its realization.

4. Deferred Financing Costs

Costs incurred through February 28, 1998 consist principally of legal fees related to the Company's planned public offering of subordinated notes. Such costs, together with all other costs incurred in connection with registering and selling the notes will be deferred and amortized over the life of the notes using the interest method.

5. Related Party Transactions

As sole shareholder, RAVC controls the Company and provides administrative and operating support to it. Two of the three directors of the Company are also directors of RAVC, and the other one is an officer of RAVC. The officers; of the Company are also officers of RAVC.

                        Royal Aloha Development Company

5. Related Party Transactions (continued)

As discussed in Note 6, RAVC incurred and paid $195,806 in costs and expenses on behalf of the Company through November 30, 1997. An additional $4,990 was incurred and paid during the three months ended February 28, 1998.

6. Changes in Shareholder's Equity

On June 24, 1997 the Company issued one share of its non-par common stock to RAVC in exchange for cash, property and equipment with a carrying value of $897,679. $1 was recorded as common stock and $897,678 was recorded as additional paid-in capital. RAVC subsequently contributed an additional $200,796 to paid-in capital of the Company, which consists of costs to organize the Company and for preliminary planning and design of the new resort, allocated officers expenses and deferred financing costs. In January 1998, RADC received a $50,000 cash contribution from RAVC which was recorded as additional paid in capital.
                                      F-9

                         ROYAL ALOHA DEVELOPMENT COMPANY

               13% EIGHT YEAR DEFERRED INTEREST SUBORDINATED NOTES

                             SUBSCRIPTION AGREEMENT



         1. The undersigned hereby tenders this Subscription Agreement ("Subscription") to Royal Aloha Development Company, a Nevada corporation (the "Company"), to purchase the Company's 13% Eight Year Deferred Interest
Subordinated Notes (the "Notes") in the principal amount indicated on the signature page hereof. The undersigned acknowledges that this Subscription shall not become effective until it has been properly executed by the undersigned and accepted by the Company. The Company may reject Subscriptions, in whole or in part, for any reason.


         2. The undersigned acknowledges receipt of a Prospectus dated _____________, 1998, (the "Prospectus"), describing the Company and the terms of the Company's offer to sell the Notes. The Notes are unsecured, subordinated obligations of the Company, no payments will be made on the Notes until the Company has fully paid the Construction Loan, and there is no guaranty that the Company will be able to pay the Notes when due.

         3. There are various substantial risks attendant to the Company's business and an investment in the Notes, including the loss of the entire amount of such investment.

         4. No market is expected to develop in the Notes. Therefore, the undersigned does not expect to be able to transfer his Notes.

         5. The undersigned is not entitled to cancel, terminate, or revoke this Subscription or any agreements of the undersigned hereunder, and such
Subscription shall survive the death or disability of the undersigned. As described in the Prospectus, the original ninety (90) day Offering period may be extended for up to two additional ninety (90) day periods, and subscription funds may remain in escrow for up to one hundred twenty (120) days following the Offering period while the Construction Loan is being obtained.


         6. If this Subscription is executed and delivered on behalf of a partnership, corporation, trust or estate, or retirement plan: (i) such partnership, corporation, trust or estate or retirement plan has been duly authorized and is duly qualified (a) to execute and deliver this Subscription and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate or retirement plan in connection with the purchase of the Notes, and (b) to purchase and hold such Note; and (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate or retirement plan is binding upon such partnership, corporation, trust or estate or retirement plan.


         7. If the undersigned is a resident of the State of Arizona and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation that such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation that such person will have such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 20% of the net worth of such person; or (iii) any person who has a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of the net worth of such person.

         If the undersigned is a resident of the State of Arizona and is not a member of Royal Aloha Vacation Club, the undersigned must meet certain requirements to be eligible to purchase the Notes offered in this Offering. Specifically, the undersigned must come within one of the following categories:
(i) any person who has $100,000 in gross income during the prior year and a reasonable expectation that such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation that such person will have such income in the current year, and a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 15% of the net worth of such person; or (iii) any person who has a net worth of $350,000 exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 7.5% of the net worth of such person.

         By signing below, the undersigned, if a resident of the State of Arizona, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         8. If the undersigned is a resident of the State of California, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories:
(i) "Accredited Investors" within the meaning of Regulation D under the Securities Act of 1993; or (ii) banks, savings and loan associations, trust companies, investment companies, pension and profit-sharing trusts, corporations or other entities which, together with the corporation's or other entity's affiliates, have a net worth on a consolidated basis according to their most recent regularly prepared financial statements (which shall have been reviewed, but not necessarily audited, by outside accountants) of not less than $14,000,000 and subsidiaries of the foregoing; or (iii) any persons (other than a person formed for the sole purpose of purchasing the Notes being offered hereby) who purchases at least a $1,000,000 aggregate amount of the Notes offered hereby; or (iv) any person who (A) has an income of $50,000 and a net worth of $75,000, or (B) has a net worth of $150,000 (in each case, excluding home, home furnishings and personal automobiles).

         By signing below, the undersigned, if a resident of the State of California, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         9. If the undersigned is a resident of the State of Massachusetts and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year, with the investment not exceeding 10% of such person's annual gross income; (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000
(exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         If the undersigned is a resident of the State of Massachusetts and is not a member of Royal Aloha Vacation Club, the undersigned must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.

         By signing below, the undersigned, if a resident of the State of Massachusetts, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         10. If the undersigned is a resident of the State of Oregon and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         If the undersigned is a resident of the State of Oregon and is not a member of Royal Aloha Vacation Club, the undersigned must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.

         By signing below, the undersigned, if a resident of the State of Oregon, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         11. If the undersigned is a resident of the State of Pennsylvania and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year, with the investment not exceeding 10% of such person's annual gross income; (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000
(exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         If the undersigned is a resident of the State of Pennsylvania and is not a member of Royal Aloha Vacation Club, the undersigned must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.

         By signing below, the undersigned, if a resident of the State of Pennsylvania, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         12. FOR TEXAS RESIDENTS ONLY: The Securities Commissioner of Texas has required, as a condition of registration of the Notes with the Securities Commissioner for sale to Texas residents, that the Company and the undersigned Texas resident(s) agree that the Notes will not be sold or transferred (i) except by gift, devise, or descent, or (ii) unless sold or transferred in reliance upon an exemption from the registration provisions of the Texas
Securities Act, Tex. Rev. Civ. Stat. Ann. article 581 (the "Texas Act"), provided in Sections 5.A., 5.B., or 5.H. of the Texas Act, or (iii) to transferees who meet the suitability standards contained in subparagraphs d. and
e. below. The Company will refuse to transfer the Notes purchased pursuant to this Agreement unless the proposed transferee furnished proof of compliance with the terms of this Agreement, including, at the request of the Company, an opinion of counsel acceptable to the Company that such proposed transfer complies with the terms of this Agreement.

         a. Section 5.A. of the Texas Act provides an exemption from the registration provisions of the Texas Act for a sale or transfer at any judicial, executor's, administrator's, guardian's, or conservator's sale, or any sale by a receiver or trustee in insolvency or bankruptcy.

         b. Section 5.B. of the Texas Act provides an exemption from the registration provisions of the Texas Act for a sale by or for the account of a pledge holder or mortgagee, selling or offering for sale or delivery in the ordinary course of business to liquidate a bona fide debt, of a security pledged in good faith as security for such debt.

         c. Section 5.H. of the Texas Act and Texas Securities Board Rule 109.3 provide an exemption for sales to any bank, trust company, building and loan association, insurance company, savings institution, investment company as defined in the Investment Company Act of 1940, small business investment company as defined in the Small Business Investment Company Act of 1958, or to any registered securities dealer actually engaged in buying and selling securities.

         d. If the undersigned is a resident of the State of Texas and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         e. If the undersigned is a resident of the State of Texas and is not a member of Royal Aloha Vacation Club, the undersigned must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.

         By signing below, the undersigned, if a resident of the State of Texas, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         13. If the undersigned is a resident of the State of Washington and is a member of Royal Aloha Vacation Club, the undersigned must meet the following investor suitability standards to be eligible to purchase the Notes pursuant to the offer made by the Prospectus. Specifically, the undersigned must come within one of the following categories: (i) any person who has $75,000 in gross income during the prior year and a reasonable expectation such person will have such income in the current year; or (ii) any person who has $50,000 in gross income during the prior year and a reasonable expectation of such income in the current year, and a net worth of $150,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth; or (iii) any person who has a net worth of $250,000 (exclusive of home, home furnishings and personal automobiles), with the investment not exceeding 10% of such person's net worth.

         If the undersigned is a resident of the State of Washington and is not a member of Royal Aloha Vacation Club, the undersigned must be an "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 to be eligible to purchase the Notes offered in this Offering.

         By signing below, the undersigned, if a resident of the State of Washington, is representing and warranting to the Company that he or she meets all of the investor suitability standards outlined in this paragraph.

         14. The undersigned acknowledges that U.S. Bank Trust National Association (formerly First Trust of California) is acting only as an escrow agent in connection with the offering of the Notes described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Notes.

         15. The undersigned has completed and signed the attached Substitute Form W-9 or a Form W-8, as applicable.


         Principal amount of Notes subscribed for: $________________.
                                                    (minimum $1,000)
DATED this ___ day of __________, 199__.



                            ------------------------------------------------
                            (Signature)


                            ------------------------------------------------
                            (Name - Please Print)

                            ------------------------------------------------
                            (Signature of Spouse if Natural Persons Purchasing
                             Jointly or if Community Property State)

                            ------------------------------------------------
                            (Name of Spouse if Natural Persons Purchasing
                             Jointly or if Community Property State)

                            ------------------------------------------------
                            (Primary Place of Residence)


                            ------------------------------------------------
                            (City, State and ZIP Code)


                            ------------------------------------------------
                            (Telephone Number - Business)


                            ------------------------------------------------
                            (Social Security or Taxpayer I.D. No.)

ACCEPTED this ___ day of __________, 199___.

ROYAL ALOHA DEVELOPMENT COMPANY



By: __________________________________________
Print Name:
Title:

                                  INSTRUCTIONS


         The instructions below should be followed in purchasing the Notes described in the Subscription Agreement.


         1. Your Subscription Agreement, your completed Substitute Form W-9, and a check for the principal amount of Note purchased, in a minimum amount of $1,000, made payable to U.S. Bank Trust National Association as Escrow Agent for Royal Aloha Development Company (collectively, the "Subscription Documents"), must be properly filled in, signed, dated, and sent or delivered to the Company at the address shown in the Prospectus. If you are not a United States citizen or resident, you should file a Form W-8 instead of a Substitute Form W-9. Please contact the Company for a copy of Form W-8.

         2. Substitute Form W-9. Under the Federal Income Tax Law, a non-exempt Subscriber is required to provide the Company with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9, which is provided under "Important Tax Information" below. Failure to provide the information on the Substitute Form W-9 may subject the Subscriber to 31% Federal income tax backup withholding on the payment of any interest on the Notes. The box in Part 2 of Substitute Form W-9 may be checked if the Subscriber has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 2 is checked and the Escrow Agent or the Trustee is not provided with a TIN by the time of payment, the Escrow Agent or Trustee will withhold 31% on all payments to such Subscriber of any interest accrued on the Subscriber's Note. Please review the section "Important Tax Information" for additional details on what TIN to give the Company.

                            IMPORTANT TAX INFORMATION

         Under Federal income tax law, a Subscriber who purchases Notes from the Company is required to provide the Company with such Subscriber's correct TIN on Substitute Form W-9 below. If such Subscriber is an individual, the TIN is his or her social security number. For businesses and other entities, the TIN is the employer identification number. If the Company is not provided with the correct TIN, the Subscriber may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Subscriber with respect to interest on the Notes may be subject to backup withholding.

         If Federal income tax backup withholding applies, the Company is required to withhold 31% of any payments made to the Subscriber. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

         To avoid backup withholding on payments that are made to a Subscriber with respect to Notes purchased, the Subscriber is required to notify the Company of his or her correct TIN by completing the Substitute Form W-9 attached hereto certifying that the TIN provided on Substitute Form W-9 is correct and that (a) the Subscriber has not been notified by the Internal Revenue Service that he or she is subject to Federal income tax backup withholding as a result of failure to report all interest or dividends or (b) the Internal Revenue Service has notified the Subscriber that he or she is no longer subject to Federal income tax backup withholding.

-----------------------------------------------------------------------------------------------------------------------------
                             Part 1--PLEASE PROVIDE YOUR TIN IN THE                         Social security number OR
                             BOX AT RIGHT AND CERTIFY BY SIGNING AND                    Employee Identification Number
                             DATING BELOW:
SUBSTITUTE                                                                                TIN
                           --------------------------------------------------------------------------------------------------
Form W-9                     Name (Please Print)                                                      Part 2

Department of the            Address                                                                  Awaiting TIN [ ]
Tresury                              --------------------------------------------------------------
Internal Revenue Service
                             City                           State             Zip Code
Payer's Request for               ------------------------       ------------         -------------
Taxpayer                   --------------------------------------------------------------------------------------------------
Identification Number        Part 3--CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I
(TIN) and                    CERTIFY THAT:
Certification                (1)  The number shown on this form is my correct taxpayer identification number
                                  (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future).
                             (2)  I am not subject to backup  withholding either
                                  because  I  have  not  been  notified  by  the
                                  Internal Revenue Service (the "IRS") that I am
                                  subject to backup withholding as a result of a
                                  failure to report all interest or dividends or
                                  the IRS has  notified  me that I am no  longer
                                  subject to backup withholding.
                             (3) All other information  provided on this form is
true, correct and complete.
                            --------------------------------------------------------------------------------------------------

                             SIGNATURE:                                                       DATE:
                                        -----------------------------------------------------      ---------------------------
                             You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding  because of
                             underreporting  interest or  dividends  on your tax
                             return.
-----------------------------------------------------------------------------------------------------------------------------

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP  WITHHOLDING OF 31% OF  ANY  PAYMENTS OF INTEREST
         ACCRUED ON YOUR INVESTMENT.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
         NUMBER ON SUBSTITUTE  FORM W-9 FOR ADDITIONAL  DETAILS.  YOU MUST  COMPLETE THE  FOLLOWING  CERTIFICATE  IF YOU
         CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.
----------------------------------------------------------------------------------------------------------------------------
                              CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchase price of the Shares made to me will be withheld until I provide a number.

                 SIGNATURE:_____________________________________

---------------------------------------------------------------------------------------------------------------------

      ============================                ============================




    NO PERSON IS AUTHORIZED TO GIVE ANY
OFFERING  INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS    OTHER    THAN   THOSE
CONTAINED OR  INCORPORATED  BY REFERENCE
IN THIS  PROSPECTUS  AND,  IF  GIVEN  OR
MADE,      SUCH      INFORMATION      OR
REPRESENTATIONS  MUST NOT BE RELIED UPON       ROYAL ALOHA DEVELOPMENT COMPANY
AS   HAVING   BEEN   AUTHORIZED.    THIS
PROSPECTUS  DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO
BUY ANY SECURITIES  OTHER THAN THE NOTES
OFFERED   BY   THIS   PROSPECTUS.   THIS
PROSPECTUS  DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO
BUY ANY  NOTES IN ANY  CIRCUMSTANCES  IN                  $9,200,000
WHICH  SUCH  OFFER  OR  SOLICITATION  IS
UNLAWFUL.  NEITHER THE  DELIVERY OF THIS      13% EIGHT YEAR DEFERRED INTEREST
PROSPECTUS  NOR ANY SALE MADE  HEREUNDER
SHALL, UNDER ANY  CIRCUMSTANCES,  CREATE              SUBORDINATED NOTES
ANY  IMPLICATION  THAT THERE HAS BEEN NO
CHANGE  IN THE  AFFAIRS  OF THE  COMPANY
SINCE  THE  DATE   HEREOF  OR  THAT  THE
INFORMATION   CONTAINED   BY   REFERENCE
HEREIN  IS   CORRECT   AS  OF  ANY  TIME
SUBSEQUENT TO ITS DATE.                              -------------------

                                                          PROSPECTUS

           -------------------                       -------------------






            TABLE OF CONTENTS



AVAILABLE INFORMATION...............  2                           , 1998
PROSPECTUS SUMMARY..................  7
RISK FACTORS........................  9
USE OF PROCEEDS..................... 16
SELECTED FINANCIAL DATA............. 17
PLAN OF OPERATION................... 17
BUSINESS OF THE COMPANY............. 18
DIRECTORS AND EXECUTIVE OFFICERS
   OF THE COMPANY................... 25
EXECUTIVE COMPENSATION.............. 26
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT.. 26
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS.............. 27
DESCRIPTION OF SECURITIES........... 28
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES...................... 33
DISCLOSURE OF COMMISSION POSITION
  ON INDEMNIFICATION FOR
  SECURITIES ACT VIOLATIONS......... 34
TRANSFER RESTRICTIONS FOR TEXAS
  RESIDENTS......................... 34
PLAN OF DISTRIBUTION................ 35
LEGAL MATTERS....................... 35
EXPERTS  ........................... 35
FINANCIAL STATEMENTS..............  F-1
SUBSCRIPTION AGREEMENT............. S-1



        =========================                ========================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          Indemnification of Directors and Officers


         Section 78.751 of the Nevada Revised Statutes provides that a corporation may indemnify its officers, directors, employees, and agents (or persons who have served, at the corporation's request, as officers, directors, employees, or agents of another corporation) against certain expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents.

         The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Nevada Law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 25.          Other Expenses of Issuance and Distribution



         The estimated expenses in connection with this Offering are set forth below:


         Securities and Exchange Commission filing fee...............$3,000
         Blue Sky fees and expenses..................................50,000
         Accounting fees and expenses................................30,000
         Legal fees and expenses....................................150,000
         Trustee and Escrow Agent Fees...............................40,000
         Printing and electronic transmission expenses...............50,000
         Postage ....................................................20,000
         Travel and General Administrative.........................  37,000
                                                               ------------
                  Total........................................$    380,000
                                                               ============


ITEM 26.          Recent Sales of Unregistered Securities

         On or about June 24, 1997, the Company issued all of its currently issued and outstanding common stock to its parent corporation RAVC in exchange for the Property and cash. No commissions or similar remuneration were paid with respect to such issuance. The issuance was a limited offering to a single entity which completely controlled the issuer before and after the issuance. The offering is believed exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 27(a).       Index of Exhibits

Exhibit Number


 1 Underwriting Agreement between Royal Aloha Development Company and First Financial Equity Corporation, dated March 20, 1998.

 3.1 Articles of Incorporation of Royal Aloha Development Company, filed February 27, 1997.*

 3.2 Bylaws of Royal Aloha Development Company adopted by the Board of Directors on March 5, 1997.*

 4 Form of Indenture, dated __________, between Royal Aloha Development Company and First Trust of New York, N.A., as Trustee, including Form of Note.

 5       Opinion of Ballard Spahr Andrews & Ingersoll.

10.1 Escrow Agreement, dated _________, 1997 between Royal Aloha Development Company and U.S. Bank Trust National Association, as Escrow Agent.

10.4 Operating Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.5 Tax Sharing Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.6 Interval International, Inc. Preliminary Qualification letter dated July 30, 1997.*

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5).

23.3     Consent of Donald R. Beach.*

24 Power of Attorney (included on signature pages to this Registration Statement).*

27       Financial Data Schedule.

99       Appraisal of Property by Donald R. Beach, C.A.E.S.P.A.*
------------------
*        Previously filed.


ITEM 28.          Undertakings

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to its Certificate of Incorporation, as amended, its Bylaws, as amended or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on ____________________, 1998.

                                      ROYAL ALOHA DEVELOPMENT COMPANY


                                      By:
                                         -------------------------------------
                                         Jack R. Corteway
                                         President and Chief Executive Officer


                  In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.


Signature                       Title                         Date
---------                       -----                         ----


---------------------------    President, Chief Executive    __________, 1998
Jack R. Corteway               Officer, Treasurer and
                               Director (Principal
                               Executive Officer)



         *
---------------------------    Vice President, Controller    __________, 1998
Stephen C. W. Lin              and Secretary (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)


         *
---------------------------    Director                     ___________, 1998
Bernard J. McKenna


         *
---------------------------    Director                     ___________, 1998
Theodore A. Rohde


*By:
    -----------------------
       Jack R. Corteway
       Attorney-in-Fact

                                INDEX OF EXHIBITS

Exhibit Number


 1 Underwriting Agreement between Royal Aloha Development Company and First Financial Equity Corporation, dated March 20, 1998.

 3.1 Articles of Incorporation of Royal Aloha Development Company, filed February 27, 1997.*

 3.2 Bylaws of Royal Aloha Development Company adopted by the Board of Directors on March 5, 1997.*

 4       Form  of  Indenture,  dated  __________,   1998,  between  Royal  Aloha
         Development Company and First Trust of New York, N.A., as Trustee, including Form of Note.

 5       Opinion of Ballard Spahr Andrews & Ingersoll.

10.1 Escrow Agreement, dated ________, 1998, between Royal Aloha Development Company and U.S. Bank Trust National Association, as Escrow Agent.

10.4 Operating Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.5 Tax Sharing Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.6 Interval International, Inc. Preliminary Qualification letter dated July 30, 1997.*

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5).

23.3     Consent of Donald R. Beach.*

24 Power of Attorney (included on signature pages to this Registration Statement).*

27       Financial Data Schedule.*

99       Appraisal of Property by Donald R. Beach, C.A.E.S.P.A.*
------------------
*        Previously filed.